UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Strategic Realty Trust, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY – SUBJECT TO COMPLETION, DATED [•], 2013

Strategic Realty Trust, Inc.	400 South El Camino Real, Suite 1100
San Mateo, California 94402
(650) 343-9300

www.srtreit.com

December [•], 2013

Dear Stockholder:

On behalf of the board of directors, I cordially invite you to attend the 2013 annual meeting of stockholders of Strategic Realty Trust, Inc., to be held on January 10, 2014 at 9:00 a.m. local time, at the San Francisco office of DLA Piper LLP (US) at 555 Mission Street, Suite 2400, San Francisco, California 94105.

The accompanying notice of annual meeting of stockholders and proxy statement includes a company proposal for the election of our nominee to serve on our board of directors until the 2016 annual meeting of stockholders and until his successor is duly elected and qualified. We will also transact such other business as may properly come before the meeting. Our board of directors has fixed the close of business on December 2, 2013 as the record date for the determination of stockholders entitled to notice of and to vote at the 2013 annual meeting of stockholders or any adjournment or postponement thereof.

Your vote is very important. Regardless of the number of our shares you own, it is important that your shares be represented at the 2013 annual meeting of stockholders. ACCORDINGLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE 2013 ANNUAL MEETING OF STOCKHOLDERS IN PERSON, I URGE YOU TO SUBMIT YOUR WHITE PROXY AS SOON AS POSSIBLE. Please complete, sign and date the accompanying WHITE proxy card and return it via email to proxy@mackenziepartners.com, via fax to 646-439-9201 or in the accompanying self-addressed postage-paid return envelope. Alternatively, you may be able to vote over the Internet or by telephone, depending on how your account is registered. Please refer to the instructions on your WHITE proxy card.

Please follow the directions provided in the proxy statement. This will not prevent you from voting in person at the 2013 annual meeting of stockholders, but will assure that your vote will be counted if you are unable to attend the 2013 annual meeting of stockholders.

YOUR VOTE COUNTS. THANK YOU FOR YOUR ATTENTION TO THIS MATTER, AND FOR YOUR CONTINUED SUPPORT OF, AND INTEREST IN, OUR COMPANY.

Sincerely,
/s/ John B. Maier II
Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JANUARY 10, 2014

NOTICE IS HEREBY GIVEN that the 2013 annual meeting of stockholders of Strategic Realty Trust, Inc. (the “Company,” “we,” “our,” or “us”), will be held on January 10, 2014 at 9:00 a.m. local time, at the offices of DLA Piper LLP (US) located at 555 Mission Street, Suite 2400, San Francisco, California 94105 for the following purposes:

1.	To elect Andrew Batinovich to the board of directors of the Company to serve until the Company’s 2016 annual meeting of stockholders and until his successor is duly elected and qualified; and

2.	To transact such other business properly coming before the 2013 annual meeting or any adjournment or postponement thereof.

 Our stockholders of record on December 2, 2013 are entitled to vote at the 2013 annual meeting of stockholders of the Company.

You may obtain directions to attend the 2013 annual meeting of stockholders by calling MacKenzie Partners at 800-322-2885.

This year’s annual meeting is a particularly important one, and your vote is very important. Thompson National Properties, LLC (“TNP”), has provided notice that it intends to nominate Todd Spitzer for election to the board of directors at the 2013 annual meeting and solicit proxies from stockholders in support of this nomination. You may receive proxy solicitation materials from TNP, Anthony W. Thompson, or other persons or entities associated with them or joining them (calling themselves the “SRT Shareholders Coalition”) in support of Todd Spitzer, including an opposition proxy statement and green proxy card. We do not endorse the election of Todd Spitzer as a director of the Company. We refer to the SRT Shareholders Coalition, any subset of its members, including TNP and Mr. Thompson, and other persons or entities associated with them or joining in support of Todd Spitzer as the “Thompson Group.”

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ANDREW BATINOVICH ON THE ENCLOSED WHITE PROXY CARD AND URGES YOU NOT TO SIGN OR RETURN ANY GREEN PROXY CARD SENT TO YOU BY OR ON BEHALF OF THE THOMPSON GROUP.

Please vote by completing, signing and dating the accompanying WHITE proxy card and returning it via email to proxy@mackenziepartners.com, via fax to 646-439-9201 or in the accompanying self-addressed postage-paid return envelope. Alternatively, you may be able to vote over the Internet or by telephone, depending on how your account is registered. Please refer to the instructions on your WHITE proxy card.

Your vote is important to us and we therefore urge you to submit your WHITE proxy card today.

You may revoke your proxy at any time prior to its exercise. Even if you have previously submitted a green proxy card to the Thompson Group, you have the right to change your vote. by following the instructions on the WHITE proxy card to support your Board’s nominee. Only the last dated proxy you submit will be counted. We urge you to disregard any green proxy card sent to you by the Thompson Group, or on behalf of any person other than Strategic Realty Trust, Inc.

If you attend the 2013 annual meeting of stockholders, you may vote in person if you wish, even if you previously have returned a proxy card or authorized a proxy electronically or over the telephone.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 10, 2014:

Our proxy statement, form of proxy card and 2012 annual report to stockholders are also available at http://www.srtreit.com

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STRATEGIC REALTY TRUST, INC.

 400 South El Camino Real, Suite 1100

San Mateo, California 94402

(650) 343-9300

_________________________________

PROXY STATEMENT

_________________________________

The accompanying proxy is solicited by the board of directors of Strategic Realty Trust, Inc. (“Strategic Realty Trust,” the “Company,” “we,” “our,” or “us”) for use in voting at the 2013 annual meeting of stockholders to be held on January 10, 2014 at 9:00 a.m. local time, at the offices of DLA Piper LLP (US) located at 555 Mission Street, Suite 2400, San Francisco, California 94105, and at any adjournment or postponement thereof, for the purposes set forth in the attached notice of annual meeting of stockholders provided with this proxy statement.

This proxy statement, form of proxy, and voting instructions are first being mailed or given to stockholders on or about December [•], 2013.

On December [•], 2013, Thompson National Properties, LLC (“TNP”) Anthony W. Thompson, or other persons or entities associated with them or joining them (calling themselves the “SRT Shareholders Coalition”) filed a definitive proxy statement to solicit proxies from the Company’s stockholders to elect Todd Spitzer to the Company’s board of directors at the 2013 annual meeting, and to remove each of the other members of the board of directors (other than Mr. Spitzer) and replace the current board of directors with the following nominees: Dianne Costa, Jerome Hagley, Michael Karas and Marshall Karr (and authorize Mr. Spitzer to take all actions to appoint these individuals to the Board).

Mr. Spitzer is not endorsed by the Company’s board of directors. We urge our stockholders NOT to vote any proxy card that they may receive from or on behalf of the SRT Shareholders Coalition. We refer to the SRT Shareholders Coalition and/or to TNP or Mr. Thompson, who are among its members, or other persons or entities associated with them or joining in support of Todd Spitzer as the “Thompson Group.” We are not responsible for the accuracy of any information provided by or relating to the Thompson Group contained in any proxy solicitation materials filed or disseminated by or on behalf of the Thompson Group or any other statements that these parties may otherwise make. The Thompson Group chooses which stockholders receive their proxy solicitation materials.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Q: Why did you send me this proxy statement?

A:	We have sent you this proxy statement and the enclosed WHITE proxy card because our board of directors is soliciting your proxy to vote your shares at the 2013 annual meeting.

Q:	What is a proxy?

A:	A proxy is a person who votes the shares of stock of another person who could not attend a meeting. The term “proxy” also refers to the proxy card or other method of appointing a proxy. When you submit your proxy, you are appointing John B. Maier II, our chairman of the board of directors, as your proxy, and you are giving him permission to vote your shares of common stock at the annual meeting. The appointed proxy will vote your shares of common stock as you instruct, unless you submit your proxy without instructions. In this case, he will vote “FOR” the election of Mr. Batinovich to the board of directors. With respect to any other proposals to be voted upon, he will vote in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in his discretion. If you do not submit your proxy, your shares will not be voted at the annual meeting. This is why it is important for you to return the WHITE proxy card to us (or submit your proxy via fax or email or authorize a proxy over the Internet or by telephone) as soon as possible whether or not you plan on attending the meeting.

Q:	When is the annual meeting and where will it be held?

A:	The 2013 annual meeting of stockholders will be held on January 10, 2014, at 9:00 a.m. local time at the offices of DLA Piper LLP (US) located at 555 Mission Street, Suite 2400, San Francisco, California 94105.

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Q:	What is the purpose of the 2013 annual meeting?

A:	At the 2013 annual meeting, stockholders will vote upon the following:

•	The election of Andrew Batinovich to the board of directors of the Company to serve until the Company’s 2016 annual meeting of stockholders and until his successor is duly elected and qualified; and

•	The transaction of such other business properly coming before the 2013 annual meeting or any adjournment or postponement thereof.

Management will report on the status of our portfolio of properties. In addition, representatives of Moss Adams LLP, our independent registered public accounting firm, are expected to attend the 2013 annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to questions from our stockholders. Representatives of McGladrey LLP, our former independent registered public accounting firm, which we replaced with Moss Adams LLP on April 15, 2013, are not expected to attend the 2013 annual meeting. At the 2013 annual meeting, stockholders will vote upon the following:

Q: What is the board of directors’ voting recommendation?

A:	Unless you give other instructions on your WHITE proxy card, the individuals named on the card as proxy holders will vote in accordance with the recommendation of the board of directors. The board of directors recommends that you vote your shares “FOR” the election of Mr. Batinovich.

Q:	Who is entitled to vote?

A:	Only stockholders of record at the close of business on December 2, 2013, the record date, are entitled to receive notice of the 2013 annual meeting and to vote the shares of common stock of the Company that they hold on the record date at the 2013 annual meeting, or any postponements or adjournments of the 2013 annual meeting. As of the record date, we had 10,969,714 shares of common stock issued and outstanding and entitled to vote. Each outstanding share of common stock entitles its holder to cast one vote on each proposal to be voted on.

Q:	What constitutes a quorum?

A:	If a majority of all of the shares outstanding on the record date are present at the 2013 annual meeting, either in person or by proxy, we will have a quorum at the meeting, permitting the conduct of business at the meeting. Abstentions and broker non-votes will be counted to determine whether a quorum is present. A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

Q:	What vote is required to elect Mr. Batinovich to the board of directors?

A:	To elect Mr. Batinovich, the affirmative vote of a majority of the shares of our common stock present in person or by proxy at a meeting at which a quorum is present must be cast in favor of his election. “Withhold” votes and broker non-votes will have the effect of a vote against Mr. Batinovich. If no nominee receives the required number of votes for reelection, then under Maryland law, Mr. Batinovich will continue to serve as a “holdover” director until his successor is duly elected and qualifies.

We have received notice from TNP that it intends to propose Todd Spitzer as an alternative director nominee. Because the Thompson Group is soliciting proxies from stockholders for the election of Mr. Spitzer, a nominee that the Company does not support, and we are soliciting proxies in opposition, the election of one director at the 2013 annual meeting is a contested election. The nominee that receives the affirmative vote of a majority of the shares of our common stock that are present in person or by proxy at the 2013 annual meeting will be elected to the board of directors. Mr. Spitzer, the TNP nominee, is not endorsed by the Company’s board of directors. We urge stockholders to vote “FOR” Mr. Batinovich on the WHITE proxy card and NOT to vote any green proxy card that you may receive from or on behalf of the Thompson Group.

THE ONLY WAY TO SUPPORT YOUR BOARD OF DIRECTORS’ NOMINEE IS TO VOTE “FOR” MR. BATINOVICH ON THE WHITE PROXY CARD. PLEASE DO NOT SIGN OR RETURN THE THOMPSON GROUP’S GREEN PROXY CARD, EVEN IF YOU VOTE “AGAINST” OR “WITHHOLD” ON TNP’S DIRECTOR NOMINEE. DOING SO MAY CANCEL ANY PREVIOUS VOTE YOU CAST ON THE COMPANY’S WHITE PROXY CARD.

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Q:	Why does the board of directors oppose the election of Mr. Spitzer to the board of directors?

A:	The board of directors opposes the election of Mr. Spitzer because we do not believe he is qualified. Mr. Spitzer is a career politician and lawyer who has limited real estate experience. Mr. Spitzer has no experience serving on the board of a public company and no experience in the management of a diverse portfolio of real estate assets. In contrast, Mr. Batinovich has over 30 years of real estate experience and has served as CEO of Glenborough Realty Trust. Glenborough’s management team has substantial REIT experience, all of whom were part of the management of Glenborough Realty Trust, a NYSE-listed REIT that sold itself to an affiliate of Morgan Stanley in 2006 in a transaction valued at $1.9 billion. For additional information on Mr. Batinovich’s qualifications, please see “Information about Director Nominee—Andrew Batinovich.”

In addition, the board opposes the election of Mr. Spitzer because of his affiliation with the SRT Shareholders Coalition, which includes Anthony Thompson, Mr. Thompson’s wife, and TNP. In August of this year, Mr. Thompson was dismissed as the Chief Executive Officer of the Company and his firm was terminated as external advisor and property manager when the board of directors became aware of a number of troubling facts, including the following:

•	Mr. Thompson is accused of fraud and other securities violations by FINRA, the Financial Industry Regulatory Authority.

•	Mr. Thompson paid fees to himself before they were earned, causing our auditors to refuse to accept certifications signed only by Mr. Thompson. After our auditors discovered the wrongful payments, Mr. Thompson sought to have the auditors fired.

•	With his financial problems mounting, Mr. Thompson collected a significant fee of $775,000 by recommending and effecting an ill-advised investment in the Lahaina Gateway Center that led to violations of loan covenants, forcing us to cease dividend payments under the terms of our credit agreement and costing the Company millions of dollars.

•	Thompson National Properties, TNP, the holding company through which Mr. Thompson conducts his business, is apparently insolvent, with a 2012 negative net worth of over $40 million based on FINRA’s investigation.

•	Mr. Thompson refused to return the Company’s shareholder data, forcing us to initiate litigation to recover the information and causing the Company to delay the 2013 annual meeting.

•	Mr. Thompson has sued the Company for over $10 million, alleging that the Company is bound under property management agreements for 20 years.

•	Mr. Thompson now seeks to effect a change in control of the Company with the goal of being rehired as advisor and property manager.

We believe that a vote for Mr. Spitzer is a vote in favor of Mr. Thompson. We believe that the Thompson Group’s ultimate aim is to rehire TNP and its affiliates as the Company’s advisor and property manager. To do this, they must gain control of the board and electing Mr. Spitzer furthers this end. This effort is not in the best interest of the stockholders.

For more information regarding why the board believes TNP or other Thompson-controlled entities would be a disastrous choice to act as the Company’s advisor or property manager, please see the next question.

Q:	Why does the board oppose the proposal to remove each of the other members of the board (other than Mr. Spitzer) and replace the current board with the following nominees: Dianne Costa, Jerome Hagley, Michael Karas and Marshall Karr (and authorize Mr. Spitzer to take all actions to appoint these individuals to the Board)?

We believe that the Thompson Group’s ultimate aim is to rehire TNP and its affiliates as the Company’s advisor and property manager. To do this, they must gain control of the board and this proposal is for that purpose. This effort is not in the best interest of the stockholders.

We believe that TNP or other Thompson-controlled entities would be a disastrous choice to act as the Company’s advisor or property manager:

•	Mr. Thompson is accused of fraud and other securities violations by FINRA.

•	TNP is apparently insolvent, with a 2012 negative net worth of $40 million.

•	Mr. Thompson paid fees to himself before they were earned, causing our auditors to refuse to accept certifications signed only by Mr. Thompson. (After our auditors discovered the wrongful payments, Mr. Thompson sought to have our auditors fired.)

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•	Mr. Thompson was paid a significant fee by recommending and effecting a risky investment (the Lahaina Gateway Center acquisition) that violated loan covenants, which forced us to cease dividend payments under the terms of our credit agreement and cost your company millions of dollars.

•	Mr. Thompson refused to return our stockholder data, forcing us to initiate litigation to recover our information and causing us to delay our 2013 annual meeting.

•	Mr. Thompson has sued your Company for over $10 million, alleging that the Company is bound under property management agreements for 20 years.

The Company’s independent directors hired Glenborough, LLC and its affiliate, SRT Advisors, LLC, as the Company’s property manager and advisor, respectively. Glenborough is headed by Andrew Batinovich, who is also our Chief Executive Officer and Chief Financial Officer and the board’s nominee for election at the 2013 annual meeting. Mr. Batinovich has over 30 years of real estate experience and served as CEO of Glenborough Realty Trust. Glenborough’s management team has substantial REIT experience, all of whom were part of the management of Glenborough Realty Trust, a NYSE-listed REIT that sold itself to an affiliate of Morgan Stanley in 2006 in a transaction valued at $1.9 billion. (www.glenborough.com). As detailed further below, since becoming our advisor and property manager, Glenborough and its affiliates have taken key steps to improve the Company’s financial condition and operating performance and position the Company to resume a dividend that is prudent and sustainable. Furthermore, we believe that Glenborough’s fees are lower than the fees and reimbursements that we paid to Mr. Thompson’s affiliates. The board opposes the proposal to remove and replace each of the members of the board besides Mr. Spitzer because we believe the current board is on the right track.

In addition, in connection with the board’s decision to seek protection under the Maryland Unsolicited Takeover Act (“MUTA”), the board staggered the terms of its members so that the Company has a classified board. Under Maryland law, classified directors may only be removed for cause unless there is a contrary provision in the company’s charter. Our charter does not state that directors must be removable “without cause.” The Thompson Group proposal is to remove the current directors (except Mr. Spitzer) without cause, which is not permitted under our governing documents and Maryland law. The board opposes the proposal to remove and replace each of the members of the board besides Mr. Spitzer because we it is not legally permitted under our charter, Bylaws and Maryland law.

Q:	Why is only one board seat up for election at the annual meeting?

A:	On October 31, 2013, our board of directors elected to be governed by all of the provisions of MUTA in order to protect stockholders from the unsolicited takeover attempt being waged by the Mr. Thompson and the SRT Shareholders Coalition. The board of directors also voted to reduce the size of the board from five members to four. As a result, the board of directors has been divided into three classes such that only Mr. Batinovich’s seat is up for election at the 2013 annual meeting. The seat occupied by John B. Maier II, the chairman of the board, will be up for election at the 2014 annual meeting of stockholders and the seats occupied by Phillip I. Levin and Jeffrey S. Rogers will be up for election at the 2015 annual meeting of stockholders.

For more information regarding why we believe that it would harm our stockholders if Mr. Thompson succeeded in his efforts to regain control of the Company, please see “Background to the Proxy Contest” below.

Q:	Why is the 2013 annual meeting of stockholders being held in 2014?

A:	In order to conduct an annual meeting, the Company must have a list of the record holders of its shares and their addresses. That information was maintained by the Company’s transfer agent, TNP Transfer Agent, LLC, an affiliate of Mr. Thompson. In late May of 2013, the Company retained a new independent transfer agent to replace TNP Transfer Agent. Subsequently, despite repeated requests from the Company, TNP Transfer Agent refused to cooperate in making the stockholder information available to our new transfer agent. After the Company filed a complaint in Delaware court in August 2013, seeking to compel TNP Transfer Agent to return stockholder data to the Company, TNP Transfer Agent provided some stockholder data to the Company. TNP Transfer Agent’s refusal to return our stockholder data has resulted in a material delay to our meeting, which otherwise would have occurred during the 2013 calendar year.

Q:	Can I attend the 2013 annual meeting?

A:	You are invited to attend the 2013 annual meeting if you were a stockholder of record or a beneficial holder as of the close of business on December 2, 2013, or you hold a valid legal proxy for the 2013 annual meeting. If you are the stockholder of record, your name will be verified against the list of stockholders of record prior to your being admitted to the 2013 annual meeting. You should be prepared to present photo identification for admission. If you are a beneficial holder, you will need to provide proof of beneficial ownership on the record date as well as your photo identification, for admission. If you do not provide photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the 2013 annual meeting.

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Q:	How do I vote my shares at the 2013 annual meeting?

A:	You may vote your shares in the following manner:

•	Authorizing a Proxy by Mail — Stockholders may authorize a proxy by completing the accompanying WHITE proxy card and mailing it in the accompanying self-addressed postage-paid return envelope.

•	Authorizing a Proxy by Fax — Stockholders may authorize a proxy by completing the accompanying WHITE proxy card and faxing it to 646-439-9201.

•	Authorizing a Proxy by Email — Stockholders may authorize a proxy by submitting the accompanying WHITE proxy card by email to proxy@mackenziepartners.com.

•	Authorizing a Proxy via the Internet: Stockholders may authorize a proxy by going to [•] and following the online instructions.

•	Authorizing a Proxy by Telephone: Stockholders may authorize a proxy by calling 800-322-2885 and following the recorded instructions.

•	In Person at the Meeting — Stockholders of record may vote in person at the 2013 annual meeting. Written ballots will be passed out to those stockholders who want to vote at the meeting.

For those stockholders eligible to vote by Internet, we encourage you to do so, since this method of voting is quick, convenient, and cost-efficient. When you vote via the Internet or by telephone prior to the annual meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted.

If your shares are held by a bank, broker or other nominee (that is, in “street name”), you are considered the beneficial owner of your shares and you should refer to the instructions provided by your bank, broker or nominee regarding how to vote. In addition, because a beneficial owner is not the stockholder of record, you may not vote shares held by a bank, broker or nominee in street name at the 2013 annual meeting unless you obtain a “legal proxy” from the bank, broker or nominee that holds your shares, giving you the right to vote the shares at the meeting.

Q:	Can I revoke my proxy after I return my proxy card via mail, fax, or email or after I authorize a proxy by telephone or the Internet?

A:	If you are a stockholder of record as of December 2, 2013, you may revoke your proxy at any time before the proxy is exercised at the 2013 annual meeting by:

•	delivering to our Secretary a written notice of revocation;

•	returning a properly signed proxy bearing a later date; or

•	attending the 2013 annual meeting and voting in person (although attendance at the 2013 annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request).

To revoke a proxy previously submitted by mail, fax or email, or authorized via telephone or the Internet, you may simply authorize a proxy again at a later date using one of the procedures set forth above, but before the deadline for mail, fax, email, telephone, or Internet voting, in which case the later submitted proxy will be recorded and the earlier proxy revoked.

If you hold shares of our common stock in “street name,” you will need to contact the institution that holds your shares and follow its instructions for revoking a proxy.

If you previously voted using a green proxy card sent to you by the Thompson Group, you can subsequently revoke it by submitting the WHITE proxy card in the self-addressed postage-paid return envelope provided. Submitting a Thompson Group green proxy card will revoke votes you have previously made via the Company’s WHITE proxy card. Even if you submit a green proxy card to “WITHHOLD” authority to vote your shares with respect to the TNP director nominee, that submission will not cause your shares to be counted as a vote “FOR” Mr. Batinovich and will result in the revocation of any previous proxy you may have submitted using the Company’s WHITE proxy card. Only your last dated proxy will count – any proxy may be revoked at any time prior to its exercise at the 2013 annual meeting as described in this proxy statement.

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Q:	What happens if additional proposals are presented at the 2013 annual meeting?

A:	Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the 2013 annual meeting. If other matters are presented and you are voting by proxy, your proxy grants the individuals named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Q:	How will shares be voted if a stockholder does not give specific voting instructions in the proxy submitted by the stockholder?

A:	If you submit a WHITE proxy card but do not indicate your specific voting instructions on the proposal to elect Mr. Batinovich, your shares will be voted “FOR” the election of Mr. Batinovich. If you submit the Thompson Group’s green proxy card but do not indicate your specific voting instructions on the proposal to elect Mr. Spitzer, your shares will be voted “FOR” the election of Mr. Spitzer.

Q:	Will my vote make a difference?

A:	Yes. This year’s annual meeting will be a particularly important one. Your vote is needed to ensure that the proposals can be acted upon and to ensure that Mr. Batinovich is elected to the board of directors instead of Mr. Spitzer. Unlike most other public companies, no large brokerage houses or affiliated groups of stockholders own substantial blocks of our shares. As a result, a large number of our stockholders must be present in person or by proxy at our annual meetings to constitute a quorum. AS A RESULT, YOUR VOTE IS VERY IMPORTANT EVEN IF YOU OWN ONLY A SMALL NUMBER OF SHARES! Your immediate response will help avoid potential delays and may save us significant additional expense associated with soliciting stockholder proxies. We encourage you to participate in the governance of the Company and welcome your attendance at the 2013 annual meeting.

Q:	Who will bear the costs of soliciting votes for the meeting?

A:	The Company will bear the entire cost of its solicitation of proxies from its stockholders. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees of our advisor and its affiliates, who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to our stockholders. We have retained MacKenzie Partners, Inc. (“MacKenzie”) to assist in the solicitation of proxies for a fee of $[•], plus reasonable out of pocket expenses relating to these services. MacKenzie expects that approximately [•] of its employees will assist in the solicitation.

Q:	Who will count the votes?

A:	The board of directors will appoint an Inspector of Elections to tabulate the votes.

Q:	Where can I find the voting results of the 2013 annual meeting?

A:	The Company will report voting results in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days following the date of the 2013 annual meeting. If final voting results are not known when such report is filed, they will be announced in an amendment to such report within four business days after the final results become known.

Q:	Where can I find more information?

A:	We file annual, quarterly, current reports and other information with the SEC. Copies of SEC filings, including exhibits, can be obtained free of charge on our website at www.srtreit.com. This website address is provided for your information and convenience. Our website is not incorporated into this proxy statement and should not be considered part of this proxy statement. Additionally, you may read and copy any reports, statements or other information we file with the SEC on the website maintained by the SEC at http://www.sec.gov. Our SEC filings are also available to the public at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities.

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BACKGROUND TO THE PROXY CONTEST

The Company is a corporation formed pursuant to the laws of the State of Maryland. It was founded by TNP in 2008. Until recently, Mr. Thompson served as the chairman of its board of directors and its Chief Executive Officer. In 2009, TNP caused the Company to commence a public offering of shares in which it raised more than $100 million. The net proceeds of the public offering, together with borrowed funds, were used to purchase a portfolio of real estate and real-estate-backed assets. Today, the Company owns interests in 18 commercial real estate projects located in 12 different states.

The Company retained an investment advisor controlled by TNP (“TNP Advisor”) to provide all necessary management and administrative functions, a property manager controlled by TNP (“TNP Property Manager”) to manage the Company’s real estate, and a dealer manager controlled by TNP (“TNP Securities”) to conduct the Company’s public offering. In addition, TNP Advisor used TNP Transfer Agent to maintain a record of the names and addresses of the record owners of the Company’s shares, to handle the transfer of shares in the Company, and to disseminate information to stockholders. In return for these services, the Company has paid over $32,000,000 in fees, reimbursements and commissions to TNP and its affiliates (of which approximately $5,489,000 consisted of selling commissions and approximately $4,948,000 consisted of dealer manager fees, most of which we believe were reallowed to participating broker-dealers) participating in our offering.

A majority of the directors of the Company are independent. On July 27, 2012, the board of directors formed a special committee consisting of all of the Company’s independent directors (the “Special Committee”). The Special Committee was primarily formed to consider the merits of continuing to engage TNP affiliates in light of TNP’s deteriorating financial condition and certain of the other issues noted below. The Special Committee engaged an independent financial advisor to assess the performance and financial status of TNP Advisor and identify possible replacement advisors. Based on its evaluation, the independent financial advisor recommended that the Special Committee change advisors.

By December of 2012, the Special Committee was actively negotiating with Glenborough, LLC (“Glenborough”) to replace TNP Advisor and TNP Property Manager. As the Company disclosed at the time, however, any change to the Company’s advisor and property manager required the consent of a number of significant lenders, which the Company was in the process of negotiating. In December 2012, the Company entered into a consulting agreement with Glenborough to assist the Company with the process of transitioning to a new external advisor.

In late May 2013, the board of directors retained a new transfer agent to replace TNP Transfer Agent. Thereafter, despite repeated requests from the Company, TNP Transfer Agent refused to cooperate in making shareholder information available to the new transfer agent in a reliable and usable form. TNP Transfer Agent indicated that its refusal to comply with the Company’s request was pursuant to instructions from Mr. Thompson.

On July 9, 2013, an affiliate of Glenborough acquired a 12% membership interest in TNP SRT Holdings, a subsidiary of the Company that owned five properties secured by a loan from KeyBank (the “KeyBank Loan”). The Company’s independent directors approved the transaction (the “Glenborough Transaction”) in order to help enable the Company to meet its short-term liquidity needs for operations, as well as to build working capital for future operations. See “Certain Relationships and Related-Party Transactions” for more details.

On July 30, 2013, FINRA charged Mr. Thompson and TNP Securities with securities fraud in connection with the offering and sale of certain privately offered notes by programs unrelated to the Company (the “FINRA Complaint”). In short, the alleged fraud is that TNP was insolvent, but Mr. Thompson and TNP Securities hid its financial difficulties from prospective investors. FINRA also charged Mr. Thompson and TNP Securities with repeatedly failing to provide information it requested in connection with its inquiry.

On August 1, 2013, the Company resolved the last of the lender issues that had to be addressed before the Company could transition to a new advisor. By this time, it was clear to the Special Committee that it was in the best interests of the Company and its public stockholders for the Company to sever its ties with TNP and Mr. Thompson on account of, among other reasons, the following:

•	The allegations of fraud and other securities law violations set forth in the FINRA Complaint.

•	TNP’s significant corporate losses and negative net worth had grown to over $40 million in 2012 pursuant to the FINRA Complaint.

•	Mr. Thompson paid fees to himself before they were earned, causing our auditors to refuse to accept certifications signed only by Mr. Thompson. After our auditors discovered the wrongful payments, Mr. Thompson sought to have our auditors fired.

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•	With his financial problems mounting, Mr. Thompson took a significant fee ($775,000) by recommending and effecting a risky investment (the Lahaina Gateway Center acquisition) that led to the violation of loan covenants, which forced us to cease dividend payments under the terms of our credit agreement and cost the Company millions of dollars.

•	TNP caused the Company to enter into numerous property management agreements with TNP Property Manager with 20-year terms, terminable only for cause. We believe these agreements violated the terms of the Company’s charter, which required transactions with affiliates of the Company’s advisor to be on terms that were fair and reasonable to the Company and on terms no worse than those that could be obtained from third parties. Third-party property managers generally permit termination upon 30 to 60 days’ notice without cause.

•	TNP Advisor failed to pay certain organization and offering expenses as required under the Company’s charter.

Between August 7, 2013 and August 12, 2013, the following events occurred:

•	The contract between the Company and TNP Advisor expired by its own terms and was not renewed.

•	The Company’s board of directors removed Mr. Thompson as an officer of the Company and as chairman of the board and asked (unsuccessfully) that Mr. Thompson resign from the board.

•	The Company terminated the property management agreements between the Company’s affiliates and TNP Property Manager.

•	The Company retained Glenborough as its property manager and SRT Advisor as its advisor.

•	The Company filed a complaint in Delaware seeking to compel TNP Transfer Agent to return shareholder data to the Company so that, among other things, the Company would have the records necessary to conduct a valid stockholders’ meeting.

On September 9, 2013, TNP Property Manager filed a lawsuit against the Company alleging breach of contract with respect to the 20-year property management agreements referenced above and seeking aggregate damages of at least $10 million, in addition to punitive damages and injunctive relief.

On October 11, 2013, TNP, Mr. Thompson and others associated with or joining Mr. Thompson (calling themselves the “SRT Shareholders Coalition”) filed a preliminary solicitation statement with the SEC and commenced the solicitation of written requests for a special meeting of the Company’s stockholders in order to replace all of the Company’s directors except for Mr. Thompson.

On October 17, 2013, the board of directors amended the Company’s bylaws (with Mr. Thompson present at the meeting) to revise the advanced notice requirements for stockholders to call a special meeting or for stockholders to propose nominees or other business at an annual meeting.

On October 18, 2013, the Company announced that the 2013 annual meeting of stockholders will be held on January 10, 2014. The Company also announced that October 28, 2013 was the deadline for stockholders to propose nominees or other business to be considered at the 2013 annual meeting.

On October 20, 2013, TNP purported to nominate a slate of directors for election at the Company’s 2013 annual meeting. On October 22, 2013 the Company notified the TNP that its nomination was deficient and did not comply with the nomination procedures specified in the Company’s bylaws. On October 25, 2013 the TNP supplemented its prior purported nomination.

On October 29, 2013, the SRT Shareholders Coalition filed its definitive proxy statement and commenced mailing it to the Company’s stockholders to solicit written requests for a special meeting to replace all of the Company’s directors except for Mr. Thompson.

On October 31, 2013, the Company’s board of directors elected to be subject to all of the provisions of MUTA. As a result of the Company’s election, the Company’s board of directors is divided into three classes with staggered terms, a stockholder-requested special meeting requires the request of stockholders entitled to cast at least a majority of the votes entitled to be cast at the special meeting, and the removal of directors requires a two-thirds vote of the stockholders and may only be done for cause. John B. Maier, II, chairman of the board of the Company, had the following comments about the move: “As was the case when the board acted to remove Mr. Thompson’s affiliates in the first instance, we believed that this step was necessary to protect our shareholders and their investment in the Company.  MUTA was designed to protect shareholders, and the board  became convinced that opting into MUTA was absolutely in the best interest of our shareholders after we saw what we believe to be numerous false and misleading statements in Tony Thompson’s solicitation materials.”

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Also on October 31, 2013, the board of directors elected to reduce the size of the board from five to four effective at the 2013 annual meeting of stockholders by eliminating the seat currently occupied by Anthony Thompson. The Company also amended its bylaws to give TNP ten additional days to revise its notice of director nominations for the 2013 annual meeting.

On October 31, 2013, the Special Committee nominated Andrew Batinovich for election as a Class I director at the 2013 annual meeting of stockholders, and declared December 2, 2013 to be the record date for stockholders eligible to vote at the 2013 annual meeting of stockholders.

On November 8, 2013, TNP supplemented its notice to nominate Todd Spitzer for election to the board of directors at the 2013 annual meeting. TNP’s supplemental notice also gave notice of TNP’s intent to bring a proposal at the annual meeting to remove each of the members of the board other than Mr. Spitzer, if elected, and fill the vacancies created by the removal with Diane Costa, Jerome Hagley, Michael Karas and Marshall Karr. The Company maintains that the removal proposal is not permitted under our governing documents and Maryland law.

On November 18, 2013, the SRT Shareholders Coalition filed a supplement to its definitive proxy statement describing the revisions to the Company’s bylaws and the Company’s election to be subject to MUTA, and stating the SRT Shareholders Coalition’s positions on these actions.

On November 20, 2013, the Company filed its definitive revocation statement with the SEC, and on November 21, 2013 the Company began mailing it to the Company’s stockholders.

On November 25, 2013, the SRT Shareholders Coalition filed a preliminary proxy statement with the SEC and commenced the solicitation of proxies to be used at the Company’s 2013 annual meeting to elect Todd Spitzer to the board of directors and to remove each of the other members of the Board (other than Mr. Spitzer) and replace the current board with the following nominees: Dianne Costa, Jerome Hagley, Michael Karas and Marshall Karr (and authorize Mr. Spitzer to take all actions to appoint these individuals to the Board).

On November 25, 2013, the Court of Chancery of the State of Delaware approved a stipulated final judgment between the Company and Anthony Thompson and TNP Transfer Agent under which TNP Transfer Agent is enjoined to cooperate in making the outstanding shareholder data available to the Company’s new transfer agent, and TNP Transfer Agent is barred from interfering in any way with a smooth transition to the Company’s new transfer agent.

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PROPOSAL: ELECTION OF DIRECTORS

The board of directors currently consists of five directors. On October 31, 2013, the board of directors (i) elected to reduce the size of the board of directors from five to four upon the 2013 annual meeting, and (ii) elected for the Company to be subject to all of the provisions of Sections 3-803, 3-804 and 3-805 of the Maryland Unsolicited Takeover Act (“MUTA”) and subsequently filed articles supplementary amending our charter accordingly. Consistent with such election, the board of directors was divided into three classes: Class I serving until the 2013 annual meeting of stockholders, Class II serving until the 2014 annual meeting of stockholders, and Class III serving until the 2015 annual meeting of stockholders. The current directors were divided as follows: Class I is comprised of Andrew Batinovich and Anthony W. Thompson, Class II is comprised of Phillip I. Levin, and Class III is comprised of John B. Maier II and Jeffrey S. Rogers. Therefore the term for both Andrew Batinovich and Anthony W. Thompson is expiring as of the 2013 annual meeting. However, due to the reduction in the size of the board of directors from five members to four, only one director is to be elected to the board of directors at the 2013 annual meeting.

The board of directors has nominated Andrew Batinovich for election to our board of directors as a director in Group I for a term of office commencing on the date of the 2013 annual meeting and ending on the date of the 2016 annual meeting of stockholders and until his successor is elected and qualified. Mr. Batinovich currently serves as a member of the board of directors and the board of directors believes that Mr. Batinovich has played and will continue to play a vital role in our management and operations.

Unless otherwise instructed on the proxy, the shares represented by WHITE proxies will be voted “FOR” Mr. Batinovich. Mr. Batinovich has consented to being named as a nominee in this proxy statement and has agreed that, if elected, he will serve on the board of directors for a three-year term and until his successor has been elected and qualified. If Mr. Batinovich becomes unavailable for any reason, the shares represented by WHITE proxies may be voted for a substitute nominee designated by the board of directors. We are not aware of any family relationship among Mr. Batinovich and the other directors or executive officers of the Company. Mr. Batinovich has stated that there is no arrangement or understanding of any kind between him and any other person relating to his election as a director except that he has agreed to serve as our director if elected.

As a result of TNP’s intention to propose Mr. Spitzer as an alternative director nominee, there will be more than one nominee. Only the nominee that receives the affirmative vote of a majority of the shares of our common stock that are present in person or by proxy at the 2013 annual meeting will be elected to the board of directors. Proxies cannot be voted for more than one nominee.

The board of directors does not endorse Mr. Spitzer and urges you not to sign or return any green proxy card that may be sent to you by the Thompson Group. It will NOT help elect Mr. Batinovich if you sign and return proxies sent by or on behalf of the Thompson Group, even if you vote to “WITHHOLD” your vote with respect to Mr. Spitzer using the Thompson Group’s green proxy card. In fact, doing so will cancel any previous vote you cast on the Company’s WHITE proxy card. The only way to support the board of directors’ nominee is to vote “FOR” Mr. Batinovich on the WHITE proxy card.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” MR. BATINOVICH.

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Information about Director Nominee

The following table and biographical description set forth information with respect to Mr. Batinovich, our director nominee. Mr. Batinovich is currently a member of our board of directors.

Name	Age	Position

Andrew Batinovich	55	Chief Executive Officer, Chief Financial Officer and Director

Andrew Batinovich has served as our Chief Executive Officer, Chief Financial Officer and as a member of our board of directors since August 2013. Mr. Batinovich has also served as our Corporate Secretary since October 2013. Mr. Batinovich also serves as President and Chief Executive Officer of Glenborough, a privately held full service real estate investment and management company focused on the acquisition, management and leasing of institutional quality commercial properties. From December 2006 to October 2010, Mr. Batinovich served as President and Chief Executive Officer of Glenborough Acquisition Co., a company formed by an affiliate of Morgan Stanley which acquired Glenborough Realty Trust, a NYSE listed REIT focused on high quality office assets, in 2006 in a transaction valued at $1.9 billion. In 1996 Mr. Batinovich co-founded Glenborough Realty Trust, and served as President from 1997 to 2006 and as Chief Executive Officer from 2003 to 2006. Mr. Batinovich also served as Glenborough Realty Trust’s Chief Operating Officer from 1996 to 2002 and Chief Financial Officer from 1996 to 1997. Prior to founding Glenborough Realty Trust, Mr. Batinovich served as Chief Operating Officer and Chief Financial Officer of Glenborough Corporation, a private real estate investment and management company, from 1984 until Glenborough Realty Trust’s merger with Glenborough Realty Trust in 1996. Prior to joining Glenborough Corporation in 1983, Mr. Batinovich was an officer of Security Pacific National Bank. Mr. Batinovich has served as an independent director of Sunstone Hotel Investors (SHO: NYSE), a public REIT that invests in hotel properties, since November 2011, and as an independent director of RAIT Financial Trust (RAS: NYSE), a public REIT that provides debt financing options to owners of commercial real estate and invests directly into commercial real estate, since March 2013. In addition, Mr. Batinovich is currently an independent director of G. W. Williams Co., a privately owned real estate company primarily focused on West Coast multi-family properties. Mr. Batinovich earned a BA in International Business Administration from the American University of Paris.

The Special Committee, on behalf of the board of directors, has determined that Mr. Batinovich is qualified to serve as one of our directors due to his successful management experience for public and private real estate companies.

Information about Directors Continuing in Office

The following table and biographical descriptions set forth information with respect to the individuals who are currently members of our board of directors and whose terms do not expire in 2013.

Name	Age	Position

Phillip I. Levin	74	Independent Director
John B. Maier II	51	Chairman of the Board of Directors and Independent Director
Jeffrey S. Rogers	44	Independent Director

Phillip I. Levin has served as one of our independent directors since April 2011. Mr. Levin has served since 1991 as President of Levin Development Company, a real estate development and consulting firm. Prior to founding Levin Development Company in 1991, Mr. Levin served for approximately 16 years with Coopers & Lybrand, L.L.P. (now PricewaterhouseCoopers), where he became the Managing Partner of the firm’s consulting practice in Michigan. From 1970 to 1974, Mr. Levin served as Manager of the Consulting Services Division of Arthur Young & Company (now Ernst & Young) in Toledo, Ohio. Prior to joining Arthur Young & Company, Mr. Levin served as a Financial Analyst for Ford Motor Company for approximately eight years. Mr. Levin holds a Master of Business Administration in Finance and a Bachelor of Science degree in Accounting from the University of Pittsburgh.

The Special Committee, on behalf of the board of directors, has determined that Mr. Levin is qualified to serve as one of our directors due to his experience as an officer of a real estate development and consulting firm and his professional experience as a certified public accountant. In addition, the Special Committee, on behalf of the board of directors, believes that Mr. Levin is qualified to serve as the financial expert and chairperson of the audit committee due to his extensive experience as a certified public accountant.

John B. Maier II, has served as one of our independent directors since October 2012 and as the chairman of the board of directors since October 31, 2013. Mr. Maier is Head of Investment Banking at Headwaters|MB LLC. He joined Headwaters when Headwaters acquired Legacy Ptrs. & Co, LLC, an investment bank focused on the middle market. Prior to re-forming Legacy in 2010, Mr. Maier was Co-Head of Mergers and Acquisitions and Financial Sponsors at FBR Capital Markets, where he was part of the successful 144A offering of Triple Net Properties, LLC. He joined FBR in 2007 when FBR acquired Legacy Partners Group, LLC founded by Mr. Maier in 2003. Prior to launching Legacy, Mr. Maier was Global Co-Head of Middle Market M&A at Credit Suisse First Boston. He joined Credit Suisse when it acquired Donaldson, Lufkin & Jenrette (“DLJ”) where Mr. Maier was a partner. At DLJ he helped build and then led the firm’s Exclusive Sales Group, which became one of the most successful middle market sell-side advisory practices on Wall Street. Prior to joining DLJ, Mr. Maier was with Wasserstein Perella & Co. in their Los Angeles office, where he launched that firm’s Global Logistics and Outsourcing Practice. He subsequently helped start Wasserstein’s San Francisco banking effort and its West Coast Technology Practice. Mr. Maier graduated from Wake Forest University. He received his MBA with the distinction University Fellow from Georgetown University.

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The Special Committee, on behalf of the board of directors, has determined that Mr. Maier is qualified to serve as one of our directors due to his experience as an officer of various investment banking firms.

Jeffrey S. Rogers has served as one of our independent directors since March 2009. Mr. Rogers is currently the head of Zazma, Inc., an online payment services company. Prior to joining Zazma, Mr. Rogers served as President, and Chief Operating Officer from February 2005 until September 2012 and as Chief Operating Officer between February 2004 and February 2005 of Integra Realty Resources, Inc., a commercial real estate valuation and counseling firm, where he oversaw corporate operations, technology and software initiatives, and all aspects of financial reporting and audit procedures. Prior to joining Integra Realty Resources, Inc. in February 2004, Mr. Rogers worked from November 2002 to February 2004 as a consultant for Regeneration, LLC, a management consulting firm. Between September 1999 and November 2002, Mr. Rogers held various positions at ReturnBuy, Inc., a technology and software solutions company, including President of ReturnBuy Ventures, a division of ReturnBuy, Inc., between August 2001 and November 2002, Chief Financial Officer between September 1999 and August 2001 and member of the Board of Directors between September 1999 and August 2001. Mr. Rogers currently serves on the board of directors of Presidential Realty Corp., a public REIT. Mr. Rogers has also served on the Finance Committee of the Young Presidents Organization since March 2009 and as Audit Committee Chairman from July 2010 to July 2012. Mr. Rogers earned a Master of Business Administration degree from The Darden School, University of Virginia in Charlottesville, Virginia, a Juris Doctorate degree from Washington and Lee University School of Law in Lexington, Virginia and a Bachelor of Arts degree in Economics from the Washington and Lee University.

The Special Committee, on behalf of the board of directors, has determined that Mr. Rogers is qualified to serve as one of our directors due to his previous leadership position with a commercial real estate valuation and counseling firm and his professional experience as an attorney.

EXECUTIVE OFFICERS

The following table and biographical descriptions set forth information with respect to our executive officers:

Name	Age	Position

Andrew Batinovich	55	Chief Executive Officer, Chief Financial Officer, Corporate Secretary and Director

For biographical information regarding Mr. Batinovich, see “Information about Director Nominee” above.

CORPORATE GOVERNANCE

Board of Directors

The board of directors held [•] meetings during the fiscal year ended December 31, 2012. Each of our current directors attended at least 75% of the aggregate of the total number of meetings of the board of directors held during the period for which he served as a director and the aggregate total number of meetings held by all committees of the board of directors on which he served during the periods in which he served.

Director Attendance at Annual Meetings

Although we have no policy with regard to attendance by the members of the board of directors at our annual meetings, we invite and encourage the members of the board of directors to attend our annual meetings to foster communication between stockholders and the board of directors. All of our then current directors attended the 2012 annual meeting of stockholders.

Contacting the Board of Directors

Any stockholder who desires to contact members of the board of directors may do so by writing to: Strategic Realty Trust, Inc. Board of Directors, 400 South El Camino Real, Suite 1100, San Mateo, California 94402, Attention: Secretary. Communications received will be distributed by our Secretary to such member or members of the board of directors as deemed appropriate by our Secretary, depending on the facts and circumstances outlined in the communication received. For example, if any questions regarding accounting, internal accounting controls and auditing matters are received, they will be forwarded by our Secretary to the audit committee for review.

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Director Independence

The board of directors voted on October 31, 2013, to reduce the size of the board from five members to four. Our charter provides that a majority of the directors must be “independent directors.” One of our current directors whose term is expiring at the 2013 annual meeting and whom we have nominated for reelection, Andrew Batinovich, is affiliated with us and we do not consider Mr. Batinovich to be an independent director. Our other current directors with terms extending beyond the 2013 annual meeting, Messrs. Levin, Rogers and Maier, qualify as “independent directors” as defined in our charter in compliance with the requirements of the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts. Mr. Thompson, the other director whose term is expiring at the 2013 annual meeting and whom we have not nominated for reelection, is affiliated with our original sponsor and former advisor and former property manager and is not an independent director. As defined in our charter, the term “independent director” means a director who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with our sponsor or advisor by virtue of (1) ownership of an interest in the sponsor, the advisor or any of their affiliates, other than the Company, (2) employment by the sponsor, the advisor or any of their affiliates, (3) service as an officer or director of the sponsor, the advisor or any of their affiliates, other than as a director of the Company, (4) performance of services, other than as a director, for the Company, (5) service as a director or trustee of more than three REITs organized by the sponsor or advised by the advisor, or (6) maintenance of a material business or professional relationship with the sponsor, the advisor or any of their affiliates.

Although our shares are not listed for trading on any national securities exchange, a majority of our board of directors and all of the members of the audit committee would qualify as independent under the rules of the New York Stock Exchange.

Nomination of Directors

We do not have a standing nominating committee or another committee performing a similar function. Our board of directors has determined that it is appropriate for us not to have a nominating committee because our board of directors presently considers all matters for which a nominating committee would be responsible. Each member of our board of directors participates in the consideration of nominees. Our board of directors considers many factors in connection with each candidate, including judgment, integrity, diversity, prior experience, the value of the candidate’s experience relative to the experience of other board members and the candidate’s willingness to devote substantial time and effort to board responsibilities. We do not have any minimum qualifications with respect to nominees; however, our charter requires that our affiliated directors have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us and that at least one of our independent directors has three years of relevant real estate experience. Our board of directors does not have a formal written policy regarding the consideration of diversity in identifying director nominees. Nevertheless, considerations of diversity will continue to be important factors in identifying and recruiting new directors.

Our board of directors also will consider recommendations made by stockholders for director nominees. In order to be considered by our board of directors, recommendations made by stockholders must be submitted within the timeframe required to request a proposal to be included in the proxy materials. See “Proposals for 2014 Annual Meeting.” In evaluating the persons recommended as potential directors, our board of directors will consider each candidate without regard to the source of the recommendation and take into account those factors that our board of directors determines are relevant. Stockholders may directly nominate potential directors (without the recommendation of our board of directors) by satisfying the procedural requirements for such nomination as provided in Article II, Section 11 of our bylaws.

Board Leadership Structure; Role in Risk Oversight

It is the policy of the board of directors that the role of Chairman is separate from that of Chief Executive Officer. Therefore, the positions of chairman of the board and Chief Executive Officer are held by separate persons. In addition, the board of directors has determined that the chairman shall be independent within the meaning of the NYSE listing standards. Currently our chairman of the board is Mr. Maier and our Chief Executive Officer is Mr. Batinovich. Mr. Maier has served as chairman of the board of directors since October, 2013. Prior to his appointment as chairman of the board, Mr. Maier served as an independent director since October 2012. Prior to August, 2013, Anthony W. Thompson served as chairman of the board, a position he had held since 2008. Mr. Batinovich was appointed our Chief Executive Officer and as a member of our board of directors in August 2013. Our board of directors has three independent directors out of a four member board.

The board believes that the current structure is appropriate and effective for our Company. The board believes that there are advantages to having an independent chairman of the board for matters such as communications and relations between the board, the Chief Executive Officer, and other senior leadership; assisting the board in reaching consensus on particular strategies and policies; facilitating robust evaluation processes for senior leadership, the board, and the Chief Executive Officer. In addition, the board believes that the current leadership structure helps to ensure that the appropriate level of oversight, independence and responsibility is applied to all board decisions, including risk oversight. The duties of the independent chairman of the board include: chairing meetings of the board of directors and executive sessions of the independent directors; facilitating discussion outside board meetings among the independent directors on key issues and concerns; serving as non-executive conduit to the Chief Executive Officer of views, concerns and issues of the directors; interacting with external stakeholders, outside advisors and employees at the discretion of the board; and supporting proper flow of information to the board to ensure the opportunity for effective preparation and discussion of business under consideration. The chairman serves as an information resource for the independent directors and acts as a liaison between directors, committee chairs and management.

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Our board of directors has an active role in overseeing the management of risks applicable to us and our operations. We face a number of risks, including economic risks, environmental and regulatory risks, and other risks such as the impact of competition. How well we manage these and other risks can ultimately determine our success. The board of directors manages our risk through its approval of all property acquisitions, assumptions of debt and its oversight of our executive officers and advisor. The board of directors may also establish committees it deems appropriate to address specific areas in more depth than may be possible at a meeting of our full board of directors, provided that the majority of the members of each committee are independent directors. To date, our board of directors has established an investment committee, an audit committee and a special committee.

Investment Committee

Our board of directors has a separately designated standing investment committee. Our board of directors has delegated to the investment committee (1) certain responsibilities with respect to investment in specific investments proposed by our advisor and (2) the authority to review our investment policies and procedures on an ongoing basis and recommend any changes to our board of directors. During the year ended December 31, 2012, the members of the investment committee were Anthony W. Thompson, Jeffrey S. Rogers and Peter Kampaniez, with Anthony W. Thompson serving as the Chairman of the investment committee.

The investment committee held two meetings during the year ended December 31, 2012.

Audit Committee

Our board of directors has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The audit committee meets on a regular basis, at least quarterly and more frequently as necessary. The audit committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established and the audit and financial reporting process. The current members of the audit committee are Phillip I. Levin, Jeffrey S. Rogers and John B. Maier II, each an independent director. Mr. Levin is the designated audit committee financial expert and the chairman of the audit committee.

The audit committee operates under a written charter, which was adopted by the board of directors on April 14, 2009. The audit committee held eight meetings during the year ended December 31, 2012.

Special Committee

Our board of directors has established a Special Committee comprised of our three independent directors. The Special Committee has the maximum power delegable to a committee of our board of directors under Maryland law, including the authority to (1) engage its own financial and legal advisors, (2) execute, deliver and file or to cause to be executed, delivered and filed all agreements, documents and instruments in our name and on our behalf as the special committee may deem necessary, convenient or appropriate, (3) expend money on our behalf, and (4) to the maximum extent permitted by applicable law, keep private from our board of directors and our officers the minutes of its meetings and other matters. See “Background to the Proxy Contest” for a description of the formation and subsequent activities of the Special Committee.

The Special Committee is chaired by Jeffrey Rogers and met 31 times in 2012.

Independent Auditors

On July 5, 2011, we replaced KPMG with McGladrey LLP (“M&P”) as our independent registered public accounting firm, with the approval of our audit committee and our board of directors. From January 1, 2011 through July 5, 2011, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference thereto in their report on the financial statements for such time period. From January 1, 2011, through July 5, 2011, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC.

On April 15, 2013, we replaced M&P with Moss Adams LLP (“Moss Adams”) as our independent registered public accounting firm, with the approval of our audit committee and our board of directors. The reports of M&P on our consolidated financial statements for the years ended December 31, 2011 and December 31, 2012 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the years ended December 31, 2011 and December 31, 2012, and through April 15, 2013, there were no disagreements with M&P on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of M&P, would have caused them to make reference thereto in their reports on the financial statements for such years. During the years ended December 31, 2012 and 2011 and the period from January 1, 2013 through April 15, 2013, the following “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC occurred:

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•	During the quarter ended June 30, 2012, the Company’s management and M&P identified a significant deficiency in the Company’s internal control over financial reporting related to the Company making certain prepayments of acquisition fees and financing fees to TNP Advisor prior to the closing of the transactions to which such fees related. The Company took steps to develop additional internal controls and procedures to remediate the deficiency in the Company’s internal control over financial reporting, including: (1) the appointment of a new Chief Financial Officer; (2) dual approval for payments of non-operating expenditures, including payments to the Company’s advisor for transactions, for which one of the approvers must be an independent director; and (3) the formation of a special committee of the Company’ board of directors comprised entirely of independent directors.

•	On August 20, 2012, in connection with the Company’s anticipated filing of Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 13 to the Company’s Registration Statement on Form S-11 (File No. 333-154975) and as a result of the deficiency in the Company’s internal control over financial reporting discussed above, M&P notified the Company that it would no longer be able to rely upon the representations of Anthony W. Thompson, the Company’s Chief Executive Officer, President and Chairman of the Board. On August 29, 2012, the Company’s board of directors appointed Peter K. Kompaniez as the Company’s Co-Chief Executive Officer, with Mr. Thompson also to serve as Co-Chief Executive Officer. The primary responsibility of Mr. Kompaniez as the Company’s Co-Chief Executive Officer was the oversight, with the Company’s Chief Financial Officer, of the Company’s financial reporting, disclosure controls and procedures and internal control over financial reporting and legal compliance. Effective November 9, 2012, the Company’s board of directors appointed K. Timothy O’Brien to replace Mr. Kompaniez as Co-Chief Executive Officer.

The Audit Committee discussed the subject matter of the foregoing reportable events with M&P. The Company has authorized M&P to respond fully to any inquiries from the Company’s successor independent registered certified public accounting firm, Moss Adams, concerning the subject matter of the foregoing reportable events.

Pre-Approval Polices

The audit committee preapproves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(b) of the Exchange Act and the rules and regulations of the SEC. All services rendered by our independent registered public accounting firm for the years ended December 31, 2012 and 2011 were pre-approved in accordance with the policies and procedures described above.

Audit Fees and Non-Audit Fees

The aggregate fees billed to us for professional accounting services, including the audit of our financial statements and the non-audit fees charged to us by our independent registered public accounting firm, all of which were preapproved by the audit committee, are set forth in the table below.

	2012	2011
Audit Fees(1)	$433,350	$689,515
Audit-related fees(2)	$227,790	—
Tax fees(3)	$82,248	54,553
All other fees	—	—
Total	$743,388	$744,068

(1)	All audit fees in 2012 and 2011 relate to services performed by M&P.

(2)	Of the $227,790 in audit-related fees in 2012, $177,500 relate to services performed by M&P and $50,290 relate to services performed by Premier Alliance.

(3)	All tax fees in 2012 relate to services performed by RJI International, and in 2011 relate to services performed by KPMG.

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For purposes of the preceding table, M&P’s and KPMG’s professional fees are classified as follows:

•	Audit fees — These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by our independent auditors in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements.

•	Audit-related fees — These are fees for assurance and related services that traditionally are performed by independent auditors that are reasonably related to the performance of the audit or review of the financial statements, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews, and consultation concerning financial accounting and reporting standards.

•	Tax fees — These are fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning, and tax advice, including federal, state, and local issues. Services may also include assistance with tax audits and appeals before the Internal Revenue Service and similar state and local agencies, as well as federal, state, and local tax issues related to due diligence.

•	All other fees — These are fees for any services not included in the above-described categories, including assistance with internal audit plans and risk assessments.

Involvement in Certain Legal Proceedings

On or about September 9, 2013, TNP Property Manager, LLC (“TNP Property Manager”), the Company’s former property manager, commenced a civil action in the Superior Court of the State of California for Orange County against Glenborough and the Company. The docket number is 30-2013-674209-CU-CG-CJC. The Company was not served until October 15, 2013. The complaint relates to the recently announced termination of the property management agreements between the plaintiff and the subsidiaries of the Company that own the various real estate projects in the Company’s portfolio and selection of Glenborough to act as the new property manager. The plaintiff alleges that there was no valid basis for the Company to terminate the agreements and that the Company is now in breach of the agreements. In addition, the plaintiff accuses Glenborough of “intentional interference with economic relationship.” From the Company, the plaintiff seeks an award of compensatory damages in the amount of at least $5 million. From Glenborough, the plaintiff seeks an award of compensatory damages in the amount of at least $5 million, an award of punitive damages in an unspecified amount, and equitable relief. Glenborough has submitted a request for indemnification to the Company, and the Company has agreed to advance Glenborough’s litigation expenses. It is the Company’s position that it is not a proper defendant because it not a party to the agreements in question. Further, even if the plaintiff were to sue the subsidiaries of the Company that are parties to the agreements, the agreements contain mandatory arbitration provisions. The Company intends to defend the action vigorously.

On or about August 12, 2013, the Company commenced a civil action in the Court of Chancery of the State of Delaware against Anthony W. Thompson and TNP Transfer Agent, the Company’s former transfer agent. The docket number is 8795-VCN. The Company alleged that it had replaced TNP Transfer Agent with a new transfer agent, but Mr. Thompson was causing TNP Transfer Agent to refuse to transfer the stockholder information belonging to the Company to the new transfer agent. The Company sought affirmative injunctive relief compelling the defendants to transfer all stockholder information belonging to the Company to the new transfer agent. On September 6, 2013, the Court granted the Company’s motion to expedite the proceeding due to the threat of irreparable harm to the Company and its stockholders. On November 16, 2013, TNP Transfer Agent provided the Company with most the shareholder information it requested. On November 22, 2013 the parties entered into a stipulated final judgment that enjoined TNP Transfer Agent to cooperate in making the outstanding shareholder data available to the Company’s new transfer agent, and barred TNP Transfer Agent from interfering in any way with a smooth transition to the Company’s new transfer agent. The stipulated final judgment was granted on November 25, 2013.

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AUDIT COMMITTEE REPORT TO STOCKHOLDERS

The audit committee of the board of directors operates under a written charter adopted by the board of directors. The role of the audit committee is to oversee the Company’s financial reporting process on behalf of the board of directors, including: (1) the integrity of the Company’s financial statements and internal control over financial reporting, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Company’s independent auditor and internal audit function.

The Company’s management has the primary responsibility for the Company’s financial statements as well as its financial reporting process, principles and internal controls. The independent registered public accounting firm is responsible for performing an audit of the Company’s annual financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States of America. The members of the audit committee are not full-time employees of the Company and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the audit committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the audit committee necessarily rely on the information provided to them by management and the independent auditors. Accordingly, the audit committee’s considerations and discussions referred to below do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

In this context, in fulfilling its oversight responsibilities, the audit committee reviewed the 2012 audited financial statements with management, including a discussion of the quality and acceptability of the financial reporting and controls of the Company. The audit committee reviewed with M&P, which was responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality and the acceptability of the financial statements and the matters required to be discussed under the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The audit committee received from M&P the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding M&P’s communications with the audit committee concerning independence, and discussed with M&P their independence from the Company. In addition, the audit committee considered whether M&P’s provision of non-audit services is compatible with M&P’s independence.

The audit committee discussed with M&P the overall scope and plans for the audit. The audit committee met periodically with M&P, and currently meets periodically with Moss Adams, with and without management present, to discuss the results of their examinations, their evaluations of the overall quality of the financial reporting of the Company.

Based on the reviews and discussions described above, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on April 1, 2013, as amended by Form 10-K/A, filed with the SEC on April 26, 2013.

Audit Committee: Phillip I. Levin Jeffrey S. Rogers John B. Maier II

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of our Executive Officers

Historically, none of our executive officers have been employed by us or received any compensation from us in exchange for their service as our executive officers. However, effective August 29, 2012, Peter K. Kompaniez resigned from his position as a member of our board of directors and was appointed as our Co-Chief Executive Officer in a consulting capacity. Mr. Kompaniez received compensation from us for performing his duties as an executive officer until he resigned his position effective October 9, 2012.

In addition, effective November 3, 2012, we entered into an employment arrangement with Dee R. Balch as our Chief Financial Officer, Treasurer and Secretary. Prior to this time, beginning on August 15, 2012, Ms. Balch was employed by our advisor and was not compensated by us for serving as our Chief Financial Officer. Ms. Balch received an annual base salary of $190,000 and, as discussed below, Ms. Balch was also eligible to receive a retention bonus and an individual performance bonus based upon her service through April 30, 2013. Ms. Balch’s employment was at will. Ms. Balch received compensation from us for performing her duties as an executive officer until she resigned from her position as our Chief Financial Officer, Treasurer and Secretary effective August 9, 2013.

On May 20, 2013, we entered into an agreement with Ms. Balch regarding the remaining term of her employment with the Company and certain bonus and severance compensation payable by the Company to Ms. Balch (the “Transition Agreement”). Pursuant to the Transition Agreement, in consideration for Ms. Balch (1) continuing her employment as the Company’s Chief Financial Officer (or such alternative position designated by the Company) until the earlier of August 15, 2013 or the filing with the SEC of the Company’s Form 10-Q for the quarter ended June 30, 2013 (such date the “Employment Termination Date”) and (2) assisting the Company and its agents with the Company’s transition of its internal accounting functions to Glenborough and the preparation of the Company’s Form 10-Q for the quarter ended June 30, 2013, the Company will pay Ms. Balch certain bonus and severance pay, subject to the conditions set forth in the Transition Agreement. As further consideration for the compensation provided for by the Transition Agreement, following the Employment Termination Date and through December 31, 2013, Ms. Balch has agreed to respond from time to time to inquiries with regard to the Company’s past accounting issues to the extent reasonably requested by the Company.

Pursuant to the Transition Agreement, Ms. Balch was paid a bonus of $50,000 on May 20, 2013, upon the filing with the SEC of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and an interim bonus of $50,000 on June 30, 2013. The foregoing payments to Ms. Balch under the Transition Agreement are in addition to Ms. Balch’s normal base salary and accrued PTO.

Pursuant to the Transition Agreement, Ms. Balch agreed not to utilize more than two paid time off (PTO) days off for vacation prior to the Employment Termination Date. All of Ms. Balch’s accrued and not utilized PTO and unpaid salary were paid on the Employment Termination Date.

We did not employ or pay compensation to any other of our executive officers in 2012.

Currently, Andrew Batinovich serves as our chief executive officer, chief financial officer and corporate secretary, and we have no other executive officer positions. Mr. Batinovich is not employed by us.

The following table sets forth certain information regarding the compensation paid to our Chief Financial Officer and Co-Chief Executive Officer for the year ended December 31, 2012. We had no employees and paid no compensation to any of our executive officers during any prior year.

Name and Principal Position	Year	Salary	Bonus		Stock Awards	Option Awards	Non-equity Incentive Plan Compensation	All Other Compensation	Total
Dee R. Balch – Chief Financial Officer, Treasurer and Secretary(1)	2012	$21,924	$—	(2)	$—	$—	$—	$—	$21,924

Peter K. Kompaniez – Former Co-Chief Executive Officer(3)	2012	—	—		—	—	—	11,794	11,794

(1)	The table reflects the compensation that Ms. Balch received from us in exchange for her service as our Chief Financial Officer, Treasurer and Secretary subsequent to November 2, 2012. As indicated above, prior to that date, Ms. Balch was employed by our advisor and was not compensated by us. Ms. Balch resigned from her positions effective August 9, 2013.

(2)	Pursuant to her employment arrangement, Ms. Balch was eligible to receive (1) a retention bonus equal to 20% of her base annual salary (i.e., $38,000) provided that she remained employed by us as of April 30, 2013, and (2) a performance bonus equal to up to 30% of her base annual salary (i.e., $57,000) based upon her individual performance through April 30, 2013, as assessed by our audit committee. Ms. Balch did not receive a bonus during 2012.

(3)	Peter K. Kompaniez was appointed our Co-Chief Executive Officer, in a consulting capacity, effective August 29, 2012, and resigned from his position effective October 9, 2012. The table reflects the consulting fees paid to Mr. Kompaniez for the period he served as our Co-Chief Executive Officer. As indicated below, Mr. Kompaniez also received compensation as a member of our board of directors prior to his appointment as our Co-Chief Executive Officer.

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Compensation of our Directors

The following table sets forth the compensation paid to our directors for the year ended December 31, 2012:

Name	Fees Earned or Paid in Cash(1)	Restricted Stock Grants(2)	All Other Compensation	Total

Anthony W. Thompson	$—	$—	—	$—

Jack R. Maurer(3)	—	—	—	—

James R. Wolford(4)	—	—	—	—

Dee R. Balch(5)	—	—	—	—

John B. Maier II(6)	27,500	45,000	—	72,500

Phillip I. Levin	118,000	22,500	—	140,500
Jeffrey S. Rogers	119,000	22,500	—	141,500
Peter K. Kompaniez(7)	70,000	22,500	—	92,500

(1)	The amounts shown in this column include payments for attendance at board of director and committee meetings and annual retainers, as described below. Our directors may elect to receive their annual retainer in cash or in an equivalent value of shares of stock.

(2)	Reflects grants of shares of restricted common stock pursuant to our incentive award plan. The amounts shown in this column reflect the aggregate fair value computed as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

(3)	Jack R. Maurer resigned from our board of directors effective as of February 3, 2012.

(4)	James R. Wolford resigned from our board of directors effective July 27, 2012.

(5)	Dee R. Balch was appointed to our board of directors effective July 27, 2012. Ms. Balch also served as our Chief Financial Officer, Treasurer and Secretary from November 3, 2012 through August 9, 2013 and was therefore not entitled to receive compensation as a director. The compensation received by Ms. Balch as our Chief Financial Officer is set forth above under “Executive Officer Compensation.”

(6)	John B. Maier II was appointed to our board of directors effective as of October 2, 2012.

(7)	Peter K. Kompaniez resigned from our board of directors effective as of October 9, 2012. Mr. Kompaniez served as our Co-Chief Executive Officer from August 29, 2012 through October 9, 2012. The table above reflects only the compensation that Mr. Kompaniez received in exchange for his service as a member of our board of directors. The consulting fees paid to Mr. Kompaniez for the period he served as our Co-Chief Executive Officer are set forth above under “Executive Officer Compensation.”

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All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of the board of directors. If a director is also one of our officers, we will not pay any compensation to such person for services rendered as a director.

We pay our independent directors an annual fee of $30,000, plus $2,500 per in-person board meeting attended, $2,000 per in-person committee meeting attended (excluding in-person meetings of the Special Committee, as discussed below), and $1,000 for each telephonic board meeting attended. The Audit Committee and the Special Committee Chairperson receive an additional $10,000 annual retainer. Each member of the Special Committee also receives (1) $1,000 per telephonic meeting of less than one hour in which they participate (2) $1,500 per telephonic meeting of an hour or more in duration in which they participate, and (3) $2,500 per in-person meeting which they attend. The Special Committee will receive the foregoing fees in addition to any fees to which they may be entitled associated with meetings of the full board of directors. If directors attend more than one meeting on any day, we will pay such person a maximum of $2,500 for all board and committee meetings attended on such day.

We have reserved 2,000,000 shares of common stock for stock grants pursuant to our 2009 Long-Term Incentive Award Plan, which we refer to as the “incentive award plan.” Pursuant to the terms of our incentive award plan, (i) on July 18, 2012, we granted 2,500 shares of restricted stock to Phillip I. Levin, Jeffrey S. Rogers, and Peter K. Kompaniez in connection with their reelection to our board of directors, and (ii) on October 2, 2012, we granted 5,000 shares of restricted stock to John B. Maier II in connection with his initial election to our board of directors. The shares of restricted stock were issued in transactions exempt from registration pursuant to Section 4(2) of the Securities Act. One-third of the shares of restricted stock became non-forfeitable on the date of grant and an additional one third will become non-forfeitable on each of the first two anniversaries of the date of grant.

On August 29, 2012, upon the appointment of Mr. Kompaniez as our Co-Chief Executive Officer and Mr. Kompaniez’s resignation from our board of directors, our board of directors amended the terms of the restricted stock previously granted to Mr. Kompaniez pursuant to the incentive award plan such that the unvested shares of restricted stock held by Mr. Kompaniez were not forfeited upon his resignation as a director and continued to vest pursuant to the terms of the plan. Effective October 9, 2012, Mr. Kompaniez resigned from his position as our Co-Chief Executive Officer, and the remainder of his unvested shares of restricted stock fully vested as of that date.

Compensation Committee Interlocks and Insider Participation

We currently do not have a compensation committee of our board of directors or another committee performing a similar function because we do not plan to pay any compensation to our officers. There are no interlocks or insider participation as to compensation decisions.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under our incentive award plan, as of December 31, 2012.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders:	—	$—	1,950,000
Equity compensation plans not approved by security holders:	N/A	N/A	N/A

Total	—	$—	1,950,000

(1)	One-third of the restricted stock, granted to each independent director pursuant to the terms of our incentive award plan becomes non-forfeitable on the grant date and one-third of the remaining shares of restricted stock become non-forfeitable on each of the first two anniversaries of the grant date.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of December [•], 2013 for each person or group that holds more than 5% of our common stock, for each of our current directors and executive officers and for our current directors and executive officers as a group. To our knowledge, each person that beneficially owns our shares has sole voting and disposition power with regard to such shares.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 400 South El Camino Real, Suite 1100, San Mateo, California 94402.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of All Shares
Thompson National Properties, LLC(2)	22,222	*
Andrew Batinovich	0	*
Phillip I. Levin	10,000	*
John B. Maier II	5,000	*
Jeffrey S. Rogers	12,500	*
Anthony W. Thompson(2)(3)	133,333	1.2%
All directors and executive officers as a group	160,833	1.5%

*	Less than 1% of the outstanding common stock.

(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)	Includes 22, 222 shares held by Thompson National Properties, LLC. Mr. Thompson is the managing member of Thompson National Properties, LLC and may be deemed to have beneficial ownership of the shares beneficially owned by Thompson National Properties, LLC.

(3)	According to the Thompson Group’s proxy, 111,111 shares of common stock are owned by the Sharon D. & Anthony Thompson Living Trust, Sole & Sep Property of Sharon Thompson, and Mr. Thompson has disclaimed all beneficial ownership of such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and executive officers, and any persons holding more than 10% of the outstanding common stock, have filed reports with the SEC with respect to their initial ownership of common stock and any subsequent changes in that ownership. We believe that during 2012 each of our officers and directors complied with any applicable filing requirements except for the following: (i) a Form 3 was not timely filed connection with the appointment of Mr. Maier to our board of directors on October 2, 2012, and (ii) a Form 4 was not timely filed in connection with the grant of 5,000 shares of restricted common stock to Mr. Maier pursuant to our incentive award plan in connection with Mr. Maier’s appointment to our board of directors on October 2, 2012.

In making this statement, we have relied solely on written representations of its directors and executive officers and copies of reports that they have filed with the SEC. In 2012, and in 2013 through the record date, no person held more than 10% of the outstanding common stock.

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CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

The following describes all transactions and currently proposed transactions between us and any related person since January 1, 2012 in which more than $120,000 was or will be involved and such related person had or will have a direct or indirect material interest. Our independent directors are specifically charged with and have examined the fairness of such transactions to our stockholders, and (except as noted below) are of the view that all such transactions are fair and reasonable to us. See also “Background to the Proxy Contest” for background information regarding TNP (our original sponsor), TNP Advisor (our former advisor) and TNP Property Manager (our former property manager) and SRT Advisors (our new advisor) and Glenborough (our new property manager).

Fees and Expense Reimbursements Paid to our Former Advisor

Pursuant to the terms of the Advisory Agreement with our former advisor, which was in effect until August 6, 2013, we paid TNP Advisor the fees described below.

•	We paid TNP Advisor an acquisition fee of 2.5% of (1) the cost of an investment acquired directly or (2) our allocable cost of real property acquired in a joint venture, in each case including purchase price, acquisition expenses and any debt attributable to such investments. With respect to investments in and origination of real estate-related loans, we paid an origination fee to TNP Advisor in lieu of an acquisition fee. For the year ended December 31, 2012, we paid acquisition fees of $3,369,000 to TNP Advisor related to our investments, and as of December 31, 2012, acquisition fees of $475,000 were included in amounts due to affiliates. For the nine months ended September 30, 2013, we paid acquisition fees of $13,000 to TNP Advisor related to our investments.

•	We paid TNP Advisor an origination fee of 2.5% of the amount funded by us to acquire or originate real estate-related loans, including third party expenses related to such investments and any debt we used to fund the acquisition or origination of the real estate-related loans. We did not pay an acquisition fee with respect to such real estate-related loans. For the year ended December 31, 2012 and the nine months ended September 30, 2013, we did not pay TNP Advisor any loan origination fees.

•	We paid TNP Advisor an annual asset management fee that was payable monthly in an amount equal to one-twelfth of 0.6% of the sum of the aggregate cost of all assets we owned and of our investments in joint ventures, including acquisition fees, origination fees, acquisition and origination expenses and any debt attributable to such investments; provided, however, that TNP Advisor was not to be paid the asset management fee until our funds from operations exceeded the lesser of (1) the cumulative amount of any distributions declared and payable to our stockholders or (2) an amount that is equal to a 10.0% cumulative, non-compounded, annual return on invested capital for our stockholders. Upon termination of the Advisory Agreement with TNP Advisor (the “TNP Advisory Agreement”), any asset management fees that may have accumulated in arrears, but which had not been earned pursuant to the terms of the TNP Advisory Agreement, were not to be paid to the TNP Advisor. For the year ended December 31, 2012 and the nine months ended September 30, 2013, we did not pay TNP Advisor any asset management fees.

•	We paid TNP Advisor a disposition fee of 50% of a customary and competitive real estate sales commission not to exceed 3.0% of the contract sales price of each property sold if TNP Advisor or its affiliates provided a substantial amount of services, as determined by our independent directors, in connection with the sale of real property. With respect to a property held in a joint venture, the foregoing commission was reduced to a percentage of such amounts reflecting our economic interest in the joint venture. For the year ended December 31, 2012, we paid TNP Advisor $130,000 in disposition fees. For the nine months ended September 30, 2013, we paid TNP Advisor $924,000 in disposition fees.

•	We paid TNP Advisor a financing coordination fee equal to 1.0% of the amount made available and/or outstanding in connection with (1) any financing obtained, directly or indirectly, by us or our operating partnership and used to acquire or originate investments, (2) any financing assumed, directly or indirectly, by us or our operating partnership in connection with the acquisition of investments, or (3) the refinancing of any financing obtained or assumed, directly or indirectly, by us or our operating partnership. TNP Advisor could reallow some or all of the financing coordination fee to reimburse third parties with whom TNP Advisor subcontracted to procure such financing. For the year ended December 31, 2012, we paid $811,000 in financing fees to TNP Advisor. For the nine months ended September 30, 2013, we did not pay TNP Advisor any financing fees.

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•	We paid TNP Advisor a leasing commission fee for services it provided in connection with leasing our properties. The amount of such leasing fees was usual and customary for comparable services rendered for similar real properties in the geographic market of the properties leased. The leasing fees were in addition to the market-based fees for property management services payable to TNP Property Manager, an affiliate of TNP Advisor. For the year ended December 31, 2012, we paid $244,000 in lease commissions to TNP Advisor or its affiliates. For the nine months ended September 30, 2013, we paid $143,000 in lease commissions to TNP Advisor or its affiliates.

In addition to the fees we paid to TNP Advisor pursuant to the TNP Advisory Agreement, we also reimbursed TNP advisor for the costs and expenses described below:

•	Organization and offering costs (other than selling commissions and the dealer manager fee described below) were initially paid by TNP Advisor and its affiliates on our behalf. Such costs included legal, accounting, printing and other offering expenses, including marketing, salaries and direct expenses of certain of TNP Advisor’s employees and employees of TNP Advisor’s affiliates and others. Pursuant to the TNP Advisory Agreement, we were obligated to reimburse TNP Advisor or its affiliates, as applicable, for organization and offering costs, provided that we were not obligated to reimburse TNP Advisor to the extent organization and offering costs, other than selling commissions and dealer manager fees, incurred by us exceeded 3.0% of the gross offering proceeds from our offering. Any such reimbursement could not exceed actual expenses incurred by TNP Advisor. As of December 31, 2012 and September 30, 2013, organization and offering costs incurred by TNP Advisor on our behalf or paid by us directly were $3,258,000 and $3,272,000, respectively. Pursuant to the TNP Advisory Agreement, organization and offering costs were payable by us to the extent organization and offering costs, other than selling commissions and dealer manager fees, did not exceed 3.0% of the gross proceeds of our offering. As of December 31, 2012, cumulative organization and offering costs reimbursed to TNP Advisor or paid directly by us were approximately $4,308,000, exceeding the 3.0% limit by $1,050,000. Accordingly, the excess amount was billed to TNP Advisor and included in amounts due from affiliates on the balance sheet at December 31, 2012, and subsequently paid as of January 31, 2013. As of September 30, 2013, cumulative organization and offering costs reimbursed to TNP Advisor or paid directly by us had decreased to $4,273,000, exceeding the 3.0% limit by an adjusted amount of $1,001,000. As previously discussed, the excess amount was billed to TNP Advisor and settled as of January 31, 2013.

•	Subject to the 2%/25% Guideline discussed below, we reimbursed TNP Advisor for all expenses paid or incurred by TNP Advisor in connection with the services provided to us, including personnel costs and our allocable share of other overhead of TNP Advisor such as rent and utilities; provided, however, that no reimbursement was made for costs of such personnel to the extent that personnel were used in transactions for which TNP Advisor was entitled to an acquisition, origination or disposition fee. For the twelve months ended December 31, 2012 and September 30, 2013, respectively, our total operating expenses (as defined in our charter) did not exceed the 2%/25% Guidelines. For the year ended December 31, 2012 and the nine months ended September 30, 2013, the Company incurred and paid $958,000 and $73,000, respectively, of administrative services to TNP Advisor. As of December 31, 2012, administrative services of $209,000 were included in amounts due to affiliates. For the nine months ended September 30, 2013, no administrative services were included in amounts due to affiliates.

2%/25% Guidelines

As described above, under the TNP Advisory Agreement, TNP Advisor and its affiliates were entitled to reimbursement of actual expenses incurred for administrative and other services provided to us for which they do not otherwise receive a fee. However, we did not reimburse the TNP Advisor or its affiliates at the end of any fiscal quarter for “total operating expenses” that for the four consecutive fiscal quarters then ended, or the Expense Year, exceeded the greater of (1) 2% of our average invested assets or (2) 25% of our net income, which we refer to as the “2%/25% Guidelines,” and the TNP Advisor was required to reimburse us quarterly for any amounts by which our total operating expenses exceed the 2%/25% Guidelines in the previous Expense Year.

“Total operating expenses” means all costs and expenses paid or incurred by us, as determined under U.S. generally accepted accounting principles, that are in any way related to our operation or to corporate business, including advisory fees, but excluding (1) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of the shares, (2) interest payments, (3) taxes, (4) non-cash expenditures such as depreciation, amortization and bad debt reserves, (5) incentive fees, (6) acquisition fees and acquisition expenses, (7) real estate commissions on the sale of property, and (8) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

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Our “average invested assets” for any period are equal to the average book value of our assets invested in equity interests in, and loans secured by, real estate before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during the period. Our “net income” for any period is equal to our total revenue less total expenses other than additions to reserves for depreciation, bad debts or other similar non-cash reserves for such period.

TNP Advisor was required to reimburse the excess expenses to us during the fiscal quarter following the end of the Expense Year unless the independent directors determined that the excess expenses were justified based on unusual and nonrecurring factors which they deemed sufficient. If the independent directors determined that the excess expenses were justified, we sent our stockholders written disclosure, together with an explanation of the factors the independent directors considered in making such a determination.

For each of the twelve months ended December 31, 2012 and September 30, 2013, our total operating expenses did not exceed the 2%/25% Guideline.

The TNP Advisory Agreement had a one-year term expiring August 6, 2013, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. The TNP Advisory Agreement could be terminated by the Company without penalty upon 60 days’ written notice. The TNP Advisory Agreement expired by its terms on August 6, 2013.

Cancellation of Special Units Owned by Former Advisor

As of December 31, 2012, we owned 96.2% of the outstanding limited partnership interests in Strategic Realty Operating Partnership, L.P. (f/k/a/ TNP Strategic Retail Operating Partnership, L.P.), our operating partnership, and TNP Advisor owned 0.01% of the outstanding limited partnership interest in our operating partnership. We are the sole general partner of the operating partnership. As of December 31, 2012, TNP Strategic Retail OP Holdings, LLC owned 100% of the special units issued by our operating partnership. Upon the termination of TNP Advisor as our advisor on August 6, 2013, these special units were cancelled for no consideration. No distributions have ever been paid with respect to such special units.

Guaranty Fee

As part of the acquisition of the Waianae Mall, Anthony W. Thompson, our former Chairman, Co-Chief Executive Officer and President, guaranteed the mortgage loan assumed by us in connection with the acquisition of the Waianae Mall. In connection with the acquisition of the mortgage loans secured by Constitution Trail, we and Mr. Thompson agreed to jointly and severally guaranty to the lender the full and prompt payment and performance of certain of obligations under the acquisition loan. In connection with these guarantees, we agreed to pay Mr. Thompson fees in consideration of such guarantee.

Additionally, in connection with the acquisition financing on Osceola Village, we entered into a Master Lease Agreement with TNP SRT Osceola Village Master Lessee, LLC, a wholly-owned subsidiary of our operating partnership. Pursuant to the Master Lease Agreement, TNP made certain guarantees with respect to the Master Lease Agreement.

In connection with these guarantees, we agreed to pay Mr. Thompson, AWT and our sponsor certain fees in consideration of such guarantees.

As consideration for the guaranties outlined above, we entered into reimbursement and fee agreements to provide for up-front payments and annual guaranty fee payments for the duration of the guarantee periods. For the year ended December 31, 2012 and the nine months ended September 30, 2013, we paid $51,000 and $24,000, respectively, in guaranty fees to Mr. Thompson and AWT. As of December 31, 2012 and September 30, 2013, guaranty fees of approximately $10,000 and $14,000, respectively, were included in amounts due to affiliates.

At December 31, 2012, the Company’s outstanding guaranty agreements related to guarantees on the financing of Waianae Mall and Constitution Trail and master lease guarantees for Osceola Village, and Mr. Thompson and/or TNP received a fee in consideration of such guarantees. On January 22, 2013, Waianae Mall was sold and the guaranty agreement related to the Waianae Mall mortgage loan was terminated. At September 30, 2013, the Company’s outstanding guaranty agreements relate to the guarantee on the financing on Constitution Trail and Osceola Village.

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Selling Commissions and Fees Paid to our Former Dealer Manager

The dealer manager for our initial public offering of common stock was TNP Securities, LLC, or TNP Securities, a wholly owned subsidiary of TNP. TNP Securities is a licensed broker-dealer registered with the Financial Industry Regulatory Authority, Inc., or FINRA. As the dealer manager for our initial public offering, TNP Securities was entitled to certain selling commissions, dealer manager fees and reimbursements relating to our public offering. Our dealer manager agreement with TNP Securities provided for the following compensation:

•	We paid TNP Securities selling commissions of up to 7.0% of the gross offering proceeds from the sale of our shares in our primary offering, all of which could be reallowed to participating broker-dealers. For the year ended December 31, 2012, we paid selling commissions of $3,062,000 to TNP Securities. For the nine months ended September 30, 2013, we paid selling commissions of $32,000 to TNP Securities.

•	We paid TNP Securities a dealer manager fee of 3.0% of the gross offering proceeds from the sale of our shares in the primary offering, a portion of which could be reallowed to participating broker-dealers. For the year ended December 31, 2012, we paid dealer manager fees of $1,411,000 to TNP Securities. For the nine months ended September 30, 2013, we paid dealer manager fees of $15,000 to TNP Securities.

•	We reimbursed TNP Securities and participating broker-dealers for bona fide due diligence expenses that were included in a detailed and itemized invoice. We also reimbursed TNP Securities for legal fees and expenses, travel, food and lodging for its employees, sponsor training and education meetings, attendance fees and expense reimbursements for broker-dealer sponsored conferences, attendance fees and expenses for industry sponsored conferences, and informational seminars, subject to the limitations included in the dealer manager agreement. For the year ended December 31, 2012 and the nine months ended September 30, 2013, we did not reimburse TNP Securities for any of such expenses.

Property Management and Leasing Fees with Former Property Manager

In connection with the acquisitions of our properties, we formerly, through our subsidiaries, entered into property management agreements with TNP Property Management, LLC (“TNP Property Manager”), an affiliate of TNP, pursuant to which TNP Property Manager served as the property manager for each of our properties (the “TNP Property Management Agreements”). TNP Property Manager supervised, managed, operated, and maintained each property on the terms and conditions set forth in the TNP Property Management Agreements. We paid TNP Property Manager an annual management fee of up to 5.0% of such property’s gross revenues (as defined in the TNP Property Management Agreements). In certain instances, TNP Property Manager entered into sub-management agreements with local third-party sub-managers, pursuant to which such sub-manager received a fee in connection with its services. For the year ended December 31, 2012, we paid TNP Property Manager $1,174,000 in property management fees and $48,000 were included in amounts due to affiliates at December 31, 2012. For the nine months ended September 30, 2013, we paid TNP Property Manager $862,000 in property management fees and $161,000 were included in amounts due to affiliates at September 30, 2013.

The TNP Property Management Agreements each had a twenty-year term, a provision that we consider commercially unreasonable and in violation of the Company’s charter. The Company terminated its property management agreements with TNP Property Manager effective August 9, 2013.

Consulting Agreement with Glenborough

In December 2012, the Company entered into a consulting agreement with Glenborough to assist the Company with the process of transitioning to a new external advisor (the “Consulting Agreement”). Pursuant to the Consulting Agreement, the Company paid Glenborough a monthly consulting fee and reimbursed Glenborough for its reasonable out-of-pocket expenses. From December 2012 through April 2013, the Company agreed to pay Glenborough a monthly consulting fee of $75,000 pursuant to the consulting agreement. Effective May 1, 2013, the Company and Glenborough amended the consulting agreement to expand the services provided to the Company by Glenborough to include accounting services and increase the monthly consulting fee payable to Glenborough to $90,000. On August 10, 2013, in connection with the execution of the Advisory Agreement, the Company terminated the Consulting Agreement. Upon the signing of the Advisory Agreement, Glenborough rebated to the Company $150,000 in consulting fees previously paid to Glenborough.

Fees Paid to our New Advisor

Pursuant to the terms of our Advisory Agreement with SRT Advisors, which we entered into in August 2013, we pay SRT Advisor the fees described below, subject to certain limitations set forth in the SRT Advisory Agreement and the Company’s charter.

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•	We pay SRT Advisor an acquisition fee equal to 1.0% of (1) the cost of each investment acquired directly by us or (2) our allocable cost of an investment acquired pursuant to a joint venture, in each case including purchase price, acquisition expenses and any debt attributable to such investments.

•	We pay SRT Advisor an origination fee equal to 1.0% of the amount funded by us to acquire or originate real estate-related loans, including any acquisition expenses related to such investment and any debt used to fund the acquisition or origination of the real estate-related loans. We will not pay an origination fee to SRT Advisor with respect to any transaction pursuant to which we are required to pay SRT Advisor an acquisition fee.

•	We pay SRT Advisor a financing coordination fee equal to 1.0% of the amount made available and/or outstanding under any (1) financing obtained or assumed, directly or indirectly, by us or our operating partnership and used to acquire or originate investments, or (2) the refinancing of any financing obtained or assumed, directly or indirectly, by us or our operating partnership.

•	We pay SRT Advisor a disposition fee of up to 50.0% of a competitive real estate commission, but not to exceed 3.0% of the contract sales price, in connection with the sale of an asset in which SRT Advisor or any of its affiliates provides a substantial amount of services, as determined by our independent directors.

•	We pay SRT Advisor an asset management fee equal to a monthly fee of 1/12th of 0.6% of the higher of (1) aggregate cost on a GAAP basis (before non-cash reserves and depreciation) of all investments we own, including any debt attributable to such investments or (2) the fair market value of our investments (before non-cash reserves and deprecation) if our Board has authorized the estimate of a fair market value of our investments; provided, however, that the asset management fee will not be less than $250,000 in the aggregate during any one calendar year.

In addition to the fees we will pay to SRT Advisor, we or our operating partnership will pay directly or reimburse SRT Advisor for all of the third-party expenses paid or incurred by SRT Advisor or its affiliates in connection with the services SRT Advisor provides pursuant to the SRT Advisory Agreement, subject to certain limitations as set forth in the SRT Advisory Agreement. Those limitations include, after the first four fiscal quarters following SRT Advisor’s engagement, the 2%/25% limitations discussed below with respect to certain general and administrative expenses.

For the year ended December 31, 2012 we incurred $37,500 in consulting fees to SRT Advisor or its affiliates that were included in payables at December 31, 2012. For the nine months ended September 30, 2013, we paid $446,00 in consulting and accounting fees to SRT Advisor or its affiliates.

2%/25% Guidelines

Under the SRT Advisory Agreement, SRT Advisor and its affiliates are entitled to reimbursement of actual expenses incurred for certain administrative and other services provided to us for which they do not otherwise receive a fee. We will not reimburse SRT Advisor for any of its personnel costs or other overhead costs except for customary reimbursements for personnel costs under property management agreements entered into between our operating partnership and SRT Advisor or its affiliates. After the first four fiscal quarters following SRT Advisor’s engagement, we will not reimburse SRT Advisor or its affiliates at the end of any fiscal quarter in which “total operating expenses” for the four consecutive fiscal quarters then ended, or the Expense Year, exceed the greater of (1) 2% of our average invested assets or (2) 25% of our net income for such Expense Year, which we refer to as the “2%/25% Guidelines.” The SRT Advisor is required to reimburse us quarterly for any amounts by which our total operating expenses exceed the 2%/25% Guidelines in the previous Expense Year (the “Excess Amount”), or we may elect to subtract such Excess Amount from the “total operating expenses” for the subsequent fiscal quarter.

“Total operating expenses” means all costs and expenses paid or incurred by us, as determined under U.S. generally accepted accounting principles, that are in any way related to our operation or to corporate business, including advisory fees, but excluding (1) the expenses of raising capital such as legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of the shares, (2) interest payments, (3) taxes, (4) non-cash expenditures such as depreciation, amortization and bad debt reserves, (5) incentive fees, (6) acquisition fees, origination fees and acquisition expenses, (7) real estate commissions on the sale of property, and (8) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property). For purposes of calculating the Excess Amount, “total operating expenses” will not include (a) amounts (i) paid to TNP Advisor of its affiliates related to or in connection with the termination of the TNP Advisory Agreement, the dealer manager agreement, or any property management agreements or other agreements with TNP Advisor or its affiliates, or (ii) amounts incurred in connection with the termination of the agreements described in (i), including, without limitation, attorney’s fees, litigation costs and expenses and amounts paid in settlement (but excluding costs associated with obtaining lender approvals to any such termination and engagement of SRT Advisor or its affiliates as a replacement under such agreements), and (b) “total operating expenses” incurred prior to the date of the execution of the SRT Advisory Agreement.

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Our “average invested assets” for any period are equal to the average book value of our assets invested in equity interests in, and loans secured by, real estate before deducting reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during the period. Our “net income” for any period is equal to our total revenues less total expenses other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets for such period.

The SRT Advisor is required to reimburse the Excess Amount to us during the fiscal quarter following the end of the Expense Year unless (1) we elect to subtract the Excess Amount from the “total operating expenses” for the subsequent fiscal quarter, or (2) the independent directors determine that the excess expenses are justified based on unusual and nonrecurring factors which they deem sufficient. If the independent directors determine that the excess expenses are justified, the Excess Amount may be carried over and included in “total operating expenses” in subsequent Expense Years and we will send our stockholders written disclosure, together with an explanation of the factors the independent directors considered in making such a determination. The determination will also be reflected in the minutes of the board of directors.

Obligation to Issue Special Units to New Advisor

Pursuant to the advisory agreement entered into with our new advisor, SRT Advisors, LLC (“SRT Advisor”) in August 2013 (the “SRT Advisory Agreement”), we have undertaken to use commercially reasonable efforts to cause our operating partnership to issue to SRT Advisor or one of its affiliates a separate series of limited partnership interests of our operating partnership in exchange for a capital contribution to our operating partnership of $1,000. The terms of the special units will entitle SRT Advisor to (i) 15% of our net sale proceeds upon disposition of our assets after our stockholders receive a return of their investment plus a 7% cumulative, non-compounded rate of return or (ii) an equivalent amount in the event we list our shares of common stock on a national securities exchange or upon certain terminations of the SRT Advisory Agreement after our stockholders are deemed to have received a return of their investment plus a 7% cumulative, non-compounded rate of return.

Capital Infusion by Affiliate of New Advisor

To enable the Company to meet its short-term liquidity needs for operations, as well as to build working capital for future operations, the Special Committee determined that the Company needed to obtain a cash infusion of approximately $1.5 to $2.5 million on or before July 15, 2013. In considering the available options for securing such cash infusion, the Special Committee noted that all of the Company’s real property assets are encumbered with secured financing obligations, which would restrict the Company’s ability to obtain secondary or junior financing secured by the assets. The Special Committee also considered the sale of real property assets as a means of raising cash, but concluded that (1) the timing and uncertainty of such sales were disadvantageous, (2) the sale of properties with secured debt outside the Company’s existing line of credit with KeyBank would result in significant prepayment penalties to retire current debt and (iii) the sale of properties securing the KeyBank Loan would not result in net proceeds to the Company because, pursuant to the terms of the KeyBank Loan, all of the sales proceeds would be required to be used to pay down the KeyBank Loan. The Special Committee elected not to pursue third-party unsecured financing because such financing would likely carry a relatively high interest rate. Further, any new financing would require the consent of KeyBank. After considering the foregoing options, the Special Committee ultimately approved a cash infusion of $1,929,088 in the form of an equity investment in TNP SRT Secured Holdings, LLC (“SRT Holdings”), the Company’ wholly owned subsidiary, by SRT Secured Holdings Manager, LLC, (“SRT Manager”), an affiliate of Glenborough, as described below. As discussed below, SRT Manager exercises control over the day-to-day business of SRT Holdings, provided that the Company retains control over certain major decisions with regard to property sales, acquisition, leasing and financing. The Special Committee believed that, in addition to the benefits of obtaining the required infusion of working capital for the Company, the transition in day-to-day management of SRT Holdings might strengthen the Company’s position in ongoing negotiations with KeyBank with regard to an extension of the Company’s forbearance agreement with KeyBank and the restructuring of the KeyBank Loan. The approval of KeyBank was obtained with respect to the transaction.

On July 9, 2013, SRT Manager acquired a 12% membership interest in SRT Holdings pursuant to a Membership Interest Purchase Agreement (the “Purchase Agreement”) by and among SRT Manager, SRT Holdings, the Company and TNP Strategic Retail Operating Partnership, L.P., the Company’s operating partnership. The purchase price of the 12% membership interest was based on the parties' negotiated agreement with respect to SRT Holdings’ net asset value. SRT Holdings owns five of the 19 multi-tenant retail properties in the Company’s current property portfolio.

Pursuant to the Purchase Agreement, SRT Manager contributed $1,929,088 to SRT Holdings in exchange for its membership interest. Following the acquisition of the 12% membership interest by SRT Manager, the remaining 88% membership interest in SRT Holdings is held by us, through our operating partnership. The Company also agreed to jointly and severally indemnify SRT Holdings and SRT Manager and their respective affiliates from and against any liabilities, damages, costs or expenses (including legal fees) resulting from or related to the termination of the management agreements between SRT Holdings or its subsidiaries and TNP Property Manager.

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In connection with the acquisition of the membership interest in SRT Holdings by SRT Manager, SRT Manager and the operating partnership entered into the First Amended and Restated Limited Liability Company Agreement of SRT Holdings (the “Operating Agreement”) in July 2013. The day-to-day business, property and affairs of SRT Holdings are under the management and control of SRT Manager, as the sole manager of SRT Holdings (the “Manager”). The Operating Agreement provides us with consent rights with respect to certain major decisions. The Manager may be removed for conduct constituting fraud, deceit, gross negligence, reckless or intentional misconduct or a knowing violation of law. For the year ended December 31, 2012, we did not pay any fees to SRT Manager or its affiliates.

Pursuant to the Operating Agreement, we have the right, at any time, to initiate a buy-sell option with respect to the interests in SRT Holdings (the “Buy Sell Option”). SRT Manager may not exercise this Buy Sell Option. If we elect to exercise the Buy Sell Option, SRT Manager will have 30 days from the receipt of the option notice to elect to either (1) purchase our membership interest in SRT Holdings for the Distribution Amount (as defined below) allocable to us on the closing date or (2) sell its membership interest to us for the Distribution Amount allocable to SRT Manager on the closing date. The “Distribution Amount” will be an amount equal to the respective amounts that would be received by the Members pursuant to the Operating Agreement (subject to adjustment on the closing date for outstanding cash balances, accounts payable and accounts receivable) in the event that SRT Holdings sold all of its properties and assets for the net asset value of the properties and assets (based upon third-party appraisals) free and clear of all liabilities other than then-existing mortgage loans and distributed the net proceeds from such sale to the members pursuant to the Operating Agreement, assuming that SRT Holdings had paid all liabilities and any and all applicable transfer taxes, document stamps, or similar fees.

Pursuant to the terms of the Operating Agreement, not less often than quarterly, after having made provisions for adequate cash reserves for current and future operating and working capital, the Manager will make distributions of available operating cash to the members in proportion to the members’ interests in SRT Holdings. In the event of the disposition or refinancing of a property, the net proceeds thereof will be distributed to the members within 30 days as follows: (1) first, to SRT Manager until it has received its previously unreturned capital contributions with respect to such property; (2) second, to SRT Manager until it has achieved a 7.0% internal rate of return with respect to its capital contributions with respect to such property; (3) next, to us until we have received our previously unreturned capital contributions with respect to such property; and (4) next, to all members in proportion to their respective membership interests; provided, however, that such distributions are currently subject to the terms of the Company’s forbearance agreement with KeyBank. Under the terms of the forbearance agreement, 100% of net proceeds to the Company from property disposition/refinancing are payable to KeyBank.

The Operating Agreement further provides that, in the event a proposed disposition of a property (a “Proposed Disposition”) is approved by one member but fails to receive the required unanimous approval of all members, the Manager will notify the non-consenting member (the “Non-Consenting Member”) in writing and the Non-Consenting Member will have a right of first opportunity (the “ROFO”) to acquire the property that is the subject of the Proposed Disposition. If the Non-Consenting Member fails to deliver an offer for such property within 30 days’ notice, the Manager may pursue the Proposed Disposition on behalf of SRT Holdings. If the Non-Consenting Member does provide an offer, the Manager will have 10 business days from receipt of the offer to accept or reject the offer. If the Manager rejects the offer from the Non-Consenting Member, the property will be marketed for sale to unrelated third parties at a price in excess of the offer from the Non-Consenting Member, as set forth in the Operating Agreement.

Pursuant to the Operating Agreement, SRT Manager or its affiliates will be entitled to receive the following fees from SRT Holdings:

•	An acquisition fee payable for services rendered in connection with the selection, investigation and acquisition of investments by SRT Holdings. The total amount of the acquisition fees payable to SRT Manager or its affiliates will equal 1.0% of the cost of all investments, including acquisition expenses and any debt attributable to the investments.

•	A financing coordination fee payable for services rendered in connection with any financing obtained or assumed, directly or indirectly, by SRT Holdings or its subsidiaries and used to acquire investments, or the refinancing of any financing obtained or assumed, directly or indirectly, by SRT Holdings or its subsidiaries, in an amount equal to 1.0% of the amount made available or outstanding under any such financing or refinancing.

•	A disposition fee payable for services rendered in connection with the sale or transfer of any assets of SRT Holdings in an amount equal to up to 50% of a competitive real estate commission, but not to exceed 1.0% of the contract sales price.

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•	A monthly asset management fee payable for services rendered in connection with the management of SRT Holdings’ assets in an amount equal to equal to 1/12th of 0.6% of the higher of (1) the aggregate cost of all investments SRT Holdings owns, including the debt attributable to such investments, or (2) the fair market value of all investments SRT Holdings owns.

In addition to the foregoing fees, SRT Manager or its affiliates will be entitled to compensation for property management services pursuant to property management agreements between the Company, SRT Holdings and SRT Manager or its affiliates.

Property Management Agreement with Glenborough

In connection with our transition to our new advisor, SRT Advisor, wholly owned subsidiaries of our operating partnership and Glenborough, LLC (“Glenborough”) entered into property and asset management agreements with respect to each of our current properties (the “Glenborough Property Management Agreements”). Glenborough has been the Company’s property manager since August 2013. Glenborough is a privately held full-service real estate investment and management company focused on the acquisition, management and leasing of high quality commercial properties. Glenborough and its predecessor entities have over three decades of experience in the commercial real estate industry. Pursuant to the property management agreements, Glenborough will supervise, manage, lease, operate and maintain each of our properties. For the year ended December 31, 2012, we did not pay any fees to Glenborough.

Pursuant to each property management agreement, we will pay Glenborough the following fees, subject to certain limitations:

•	An annual property management fee equal to 4.0% of the “gross revenue” (as defined in the Glenborough Property Management Agreements) of the property subject to the property management agreement.

•	In connection with coordinating and facilitating all construction, including all maintenance, repairs, capital improvements, common area refurbishments and tenant improvements, on a project-by-project basis, a construction management fee equal to 5.0% of the hard costs for the project in question.

•	A market-based leasing fee for the leases of new tenants, and for expansions, extensions and renewals of existing tenants.

Each Glenborough Property Management Agreement has an initial term of one year and will automatically renew for successive one-year terms unless either party provides written notice to the other party at least 30 days’ prior to the expiration of the then-current term. We have the right to terminate each Glenborough Property Management Agreement upon 30 days’ written notice to Glenborough for cause. In addition, we have the right to terminate each Glenborough Property Management Agreement for any reason upon 60 days’ written notice to Glenborough at any time after the end of the first year of the term of the property management agreement.

Related-Party Loans

Morningside Marketplace Acquisition

On January 9, 2012, in connection with the acquisition of Morningside Marketplace, we financed the payment of a portion of the purchase price for the Morningside Marketplace with the proceeds of (1) a loan in the aggregate principal amount of $235,000 from TNP to the operating partnership, (2) a loan in the aggregate principal amount of $200,000 from Mr. James Wolford, our then-Chief Financial Officer, Treasurer and Secretary to the operating partnership and (3) a loan in the aggregate principal amount of $920,000 from Mrs. Sharon Thompson, the spouse of Mr. Thompson, our then-Chairman, Chief Executive Officer and President to the operating partnership, which we refer to collectively as the “affiliate loans.” The affiliate loans each accrued interest at a rate of 12% per annum. Our operating partnership repaid the affiliated loan from our sponsor on January 19, 2012. The entire outstanding principal balance of each of the affiliate loans from Mr. Wolford and Mrs. Thompson and all accrued and unpaid interest thereon was due and payable in full on April 8, 2012. Our operating partnership repaid the affiliated loans from Mr. Wolford and Ms. Thompson on March 29, 2012. In 2012, our operating partnership paid interest expense of $20,000 with respect to the affiliate loans.

Glenborough Property Partners Loan

In September 2013, we borrowed $500,000 (the “GPP Loan”) from Glenborough Property Partners, LLC (“GPP”), an affiliate of SRT Advisor pursuant to an unsecured promissory note by the Company in favor of GPP (the “GPP Note”).

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The entire unpaid principal amount of the GPP Loan and all accrued and unpaid interest thereon and any other amounts due under the GPP Note will be due and payable in full on February 28, 2014; provided, however, that in the event that the SRT Advisory Agreement between the Company, the Company’s operating partnership and SRT Advisor is terminated by the Company (excluding any termination by the Company for cause) or expires without renewal, the maturity date will be accelerated to the date of such termination or expiration of the SRT Advisory Agreement. The GPP Loan will bear interest at a per annum rate of 7.0%; provided, however, that in the event all amounts due under the GPP Note are not paid in full upon the maturity date (or any acceleration thereof) or upon any other event of default under the GPP Note, the GPP Loan will bear interest at an interest rate equal to the lesser of (1) a fixed annual rate equal to the interest rate plus 5%, and (2) the maximum rate of interest permitted under applicable law. The Company will make monthly payments to GPP of interest only, in arrears, until the maturity date (or acceleration thereof). In the event that all or any portion of any payment due under the GPP Note (other than the payments due on the maturity date) is not paid when due, the Company will pay to GPP a penalty equal to 5% of the amount of such late payment. The Company may prepay all or any portion of the GPP Loan at any time or from time to time, without penalty. Upon the occurrence of an event of default under the GPP Note, GPP may at its option and without notice or demand declare immediately due and payable the unpaid principal balance of the GPP Loan and all accrued and unpaid interest thereon and all other amounts due under the GPP Note (including attorneys’ fees).

SRT Holdings has agreed to unconditionally guarantee to Lender the full and prompt payment when due (whether at maturity, by required prepayment, acceleration, demand or otherwise) of the Company’s obligations under the GPP Note. Any default by SRT Holdings under the guaranty, or assertion by SRT Holdings that the guaranty is not in full force and effect, will constitute an event of default under the GPP Loan.

Policies and Procedures for Conflict Resolution and Review of Related-Party Transactions

We are subject to potential conflicts of interest arising out of our relationship with our advisor and its affiliates. These conflicts may relate to compensation arrangements, the allocation of investment opportunities, the terms and conditions on which various transactions might be entered into by us and our advisor or its affiliates and other situations in which our interests may differ from those of our advisor or its affiliates. We have adopted the procedures set forth below to address these potential conflicts of interest.

Priority Allocation of Investment Opportunities

Pursuant to the TNP Advisory Agreement, the TNP Advisor agreed that we would have the first opportunity to acquire any investment in an income-producing retail property identified by TNP or TNP Advisor that met our investment criteria, for which we had sufficient uninvested funds. With respect to potential non-retail property investments, in the event that an investment opportunity became available that was suitable, under all of the factors considered by TNP Advisor, for both us and TNP or its affiliates, and for which more than one of these entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. TNP Advisor would make this determination in good faith.

Pursuant to the SRT Advisory Agreement, SRT Advisor agrees that we will have the first opportunity to acquire any investment in an income-producing retail property identified by SRT Advisor that meets our investment criteria, for which we have sufficient uninvested funds. With respect to potential non-retail property investments, in the event that an investment opportunity becomes available that is suitable, under all of the factors considered by SRT Advisor, for both us and one or more other affiliates of SRT Advisor, and for which more than one of these entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. SRT Advisor makes this determination in good faith.

Our board of directors, including the independent directors, has a duty to ensure that the method used by our advisor for the allocation of the acquisition of real estate assets by two or more affiliated programs seeking to acquire similar types of real estate assets is reasonable and is applied fairly to us.

Independent Directors

Our independent directors, acting as a group, will resolve potential conflicts of interest whenever they determine that the exercise of independent judgment by the board of directors or our advisor or its affiliates could reasonably be compromised. However, the independent directors may not take any action which, under Maryland law, must be taken by the entire board of directors. The independent directors, as a group, are authorized to retain their own legal and financial advisors. Among the matters we expect the independent directors to review and act upon are:

•	the continuation, renewal or enforcement of our agreements with SRT Advisor and its affiliates, including the SRT Advisory Agreement and the Glenborough Property Management Agreements with Glenborough;

•	transactions with affiliates, including our directors and officers;

•	awards under our long-term incentive plan; and

•	pursuit of a potential liquidity event.

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Those conflict of interest matters that cannot be delegated to the independent directors as a group are to be acted upon by both the board of directors and the independent directors.

Compensation Involving Our Advisor and its Affiliates

The independent directors evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. The independent directors supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine that the provisions of our compensation arrangements are being performed appropriately. This evaluation is based on the factors set forth below as well as any other factors deemed relevant by the independent directors:

•	the quality and extent of the services and advice furnished by our advisor;

•	the amount of fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating investment opportunities that meet our investment objectives;

•	rates charged to other externally advised REITs and similar investors by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the performance of our investments, including income, conservation and appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our investments relative to the investments generated by our advisor for its own account.

The independent directors record these factors in the minutes of the meetings at which they make such evaluations.

Acquisitions, Leases and Sales Involving Affiliates

We will not acquire or lease properties in which our advisor or its affiliates or any of our directors has an interest without a determination by a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to our advisor or its affiliates or such director unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any property at an amount in excess of its appraised value. We will not sell or lease properties to our advisor or its affiliates or to our directors unless a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction determine the transaction is fair and reasonable to us.

Mortgage Loans Involving Affiliates

Our charter prohibits us from investing in or making mortgage loans, including when the transaction is with our advisor or our directors or any of their affiliates, unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any lien or other indebtedness of our advisor, our directors or any of their affiliates.

Issuance of Options and Warrants to Certain Affiliates

Our charter prohibits the issuance of options or warrants to purchase our common stock to our advisor, our directors or any of their affiliates (1) on terms more favorable than we would offer such options or warrants to unaffiliated third parties or (2) in excess of an amount equal to 10.0% of our outstanding common stock on the date of grant.

Repurchase of Shares of Common Stock

Our charter prohibits us from paying a fee to our advisor or our directors or any of their affiliates in connection with our repurchase or redemption of our common stock.

Loans and Expense Reimbursements Involving Affiliates

We will not make any loans to our advisor or our directors or any of their affiliates except mortgage loans for which an appraisal is obtained from an independent appraiser. In addition, we will not borrow from these persons unless a majority of directors (including a majority of independent directors) not otherwise interested in the transaction approve the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.

In addition, our directors and officers and our advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the 2%/25% Guidelines.

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ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the year ended December 31, 2012, which contains audited financial statements and footnote disclosures as filed with the SEC (but not including documents incorporated by reference), was previously mailed to each stockholder of record. The 2012 Annual Report on Form 10-K is not a part of our soliciting materials.

ANY STOCKHOLDER WHO DID NOT RECEIVE A COPY OF OUR MOST RECENT ANNUAL REPORT ON FORM 10-K OR WOULD LIKE ADDITIONAL COPIES, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SEC, SHALL BE FURNISHED A COPY WITHOUT CHARGE UPON WRITTEN REQUEST TO: STRATEGIC REALTY TRUST, INC., 400 SOUTH EL CAMINO REAL, SUITE 1100, SAN MATEO, CALIFORNIA 94402, ATTENTION: SECRETARY.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics, or the Code of Ethics, which contains general guidelines for conducting our business and is designed to help directors, employees and independent consultants resolve ethical issues in an increasingly complex business environment. The Code of Ethics applies to all of our officers, including our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions and all members of our board of directors. The Code of Ethics covers topics including, but not limited to, conflicts of interest, record keeping and reporting, payments to foreign and U.S. government personnel and compliance with laws, rules and regulations. We will provide to any person without charge a copy of our Code of Ethics, including any amendments or waivers, upon written request delivered to our principal executive office at the address listed on the cover page of this proxy statement.

PROPOSALS FOR 2014 ANNUAL MEETING

Under SEC regulations, any stockholder desiring to make a proposal to be acted upon at the 2014 annual meeting of stockholders must cause such proposal to be received at our principal executive offices located at 400 South El Camino Real, Suite 1100, San Mateo, California 94402, Attention: Secretary, no later than August 12, 2014 in order for the proposal to be considered for inclusion in our proxy statement for that meeting. Stockholders also must follow the procedures prescribed in Rule 14a-8 promulgated under the Exchange Act. Pursuant to Article II, Section 11(a)(2) of our Bylaws, if a stockholder wishes to present a proposal at the 2014 annual meeting of stockholders, whether or not the proposal is intended to be included in the proxy statement for that meeting, the stockholder must give advance written notice thereof to our Secretary at our principal executive offices, no earlier than July 13, 2014 and no later than 5:00 p.m., Pacific Time, on August 12, 2014; provided, however, that in the event that the date of the 2014 annual meeting of stockholders is advanced or delayed by more than 30 days from the first anniversary of the date of the 2013 annual meeting of stockholders, written notice of a stockholder proposal must be delivered not earlier than the 150th day prior to the date of the 2014 annual meeting of stockholders and not later than 5:00 p.m., Pacific Time, on the later of the 120th day prior to the date of the 2014 annual meeting of stockholders or the tenth day following the day on which public announcement of the date of the 2014 annual meeting is first made. Any stockholder proposals not received by us by the applicable date in the previous sentence will be considered untimely. Rule 14a-4(c) promulgated under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits with respect to such untimely proposals. We presently anticipate holding the 2014 annual meeting of stockholders in late 2014.

OTHER MATTERS

Mailing of Materials; Other Business

We will mail a WHITE proxy card together with this proxy statement to all stockholders of record on December 2, 2013, the record date. The only business to come before the 2013 annual meeting of which management is aware is set forth in this proxy statement. If any other business does properly come before the 2013 annual meeting or any postponement or adjournment thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

It is important that proxies be returned promptly. Therefore, stockholders are urged to authorize a proxy by telephone or the Internet or to date, sign and return the accompanying WHITE proxy card in the accompanying return envelope, by fax to 646-439-9201, or by email by following the instructions provided on the WHITE accompanying proxy card.

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STRATEGIC REALTY TRUST, INC

 ANNUAL MEETING OF STOCKHOLDERS

JANUARY 10, 2014

PROXY CARD

Solicited by the Board of Directors

Please Vote by [•], 2013

The undersigned stockholder of Strategic Realty Trust, Inc. a Maryland corporation, hereby appoints John B. Maier II, as proxy for the undersigned with full power of substitution, to attend the 2013 annual meeting of stockholders of Strategic Realty Trust, Inc. to be held on January 10, 2014 at 9:00 a.m. local time, at the San Francisco office of DLA Piper LLP (US) at 555 Mission Street, Suite 2400, San Francisco, California 94105, and any and all adjournments and postponements thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at such meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in his discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the notice of annual meeting of stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

You may obtain directions to attend the 2013 annual meeting of stockholders of Strategic Realty Trust, Inc. by calling MacKenzie Partners at 800-322-2885 or visiting our website at www.srtreit.com.

This proxy is solicited on behalf of the Strategic Realty Trust, Inc. board of directors. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2013 annual meeting, including matters incident to its conduct.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEE TO THE BOARD OF DIRECTORS NAMED BELOW. IF NO SPECIFICATIONS ARE MADE, SUCH PROXY WILL BE VOTED “FOR” THE NOMINEE TO THE BOARD OF DIRECTORS.

I.	For the election of Andrew Batinovich to serve as Director until the annual meeting of stockholders of Strategic Realty Trust, Inc. to be held in the year 2016 and until his successor is elected and qualified.

☐ For Andrew Batinovich ☐ Withheld as to Andrew Batinovich

Name:	Date: / /2013
Title:

Name:	Date: / /2013
Title:
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YOUR VOTE IS IMPORTANT!

You can authorize a proxy to cast your vote and otherwise represent you at the 2013 annual meeting of stockholders in one of five ways:

MAIL: Return the completed proxy card in the accompanying self-addressed postage-paid return envelope. Completed proxy cards must be received by [•], 2013.

FAX: Fax the completed proxy card to 646-439-9201 until 5:00 p.m. Pacific Daylight Time on [•], 2013.

EMAIL: Email the completed proxy card to proxy@mackenziepartners.com until 5:00 p.m. Pacific Daylight Time on [•], 2013.

CALL: To vote your proxy by phone, call toll-free at 800-322-2885 and follow the recorded instructions until 5:00 p.m. Pacific Daylight Time on [•], 2013.

LOG-ON: To vote your proxy via the Internet, go to [•] and follow the online instructions until 5:00 p.m. Pacific Daylight Time on [•], 2013.

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